Exhibit 10.05

VENTURE LOAN AND SECURITY AGREEMENT

February 6, 2024 (the “Closing Date”)

by and among

HORIZON TECHNOLOGY FINANCE CORPORATION, a Delaware corporation 312 Farmington Avenue Farmington, CT 06032 as a Lender and Collateral Agent	SILICON VALLEY BANK, A DIVISION OF FIRST-CITIZENS BANK & TRUST COMPANY, a North Carolina stock corporation 505 Howard St Floor 3 San Francisco, CA 94105 as a Lender

And

CERIBELL, INC.,

a Delaware corporation

360 N Pastoria Avenue

Sunnyvale, CA 94085

as Borrower

COMMITMENT AMOUNTS:

Loan A [TR 1]: $6,000,000 (SVB)

Loan B [TR 1]: $5,000,000 (HRZN)

Loan C [TR 1]: $5,000,000 (HRZN)

Loan D [TR 1]: $4,000,000 (HRZN)

Loan E [TR 2]: $3,000,000 (SVB)

Loan F [TR 2]: $3,500,000 (HRZN)

Loan G [TR 2]: $3,500,000 (HRZN)

Loan H [TR 3]: $3,000,000 (SVB)

Loan I [TR 3]: $3,500,000 (HRZN)

Loan J [TR 3]: $3,500,000 (HRZN)

Loan K [TR 4]: $3,000,000 (SVB)

Loan L [TR 4]: $3,500,000 (HRZN)

Loan M [TR 4]: $3,500,000 (HRZN)

COMMITMENT TERMINATION DATES:

Loan A: February 6, 2024

Loan B: February 6, 2024

Loan C: February 6, 2024

Loan D: February 6, 2024

Loan E: December 31, 2024

Loan F: December 31, 2024

Loan G: December 31, 2024

Loan H: March 31, 2025

Loan I: March 31, 2025

Loan J: March 31, 2025

Loan K: June 30, 2025

Loan L: June 30, 2025

Loan M: June 30, 2025

The Lender, Collateral Agent and Borrower hereby agree as follows:

AGREEMENT

1. Definitions and Construction.

1.1 Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Account Control Agreement” means an agreement reasonably acceptable to Lender which perfects via control Lender’s and Collateral Agent’s security interest in Borrower’s deposit accounts and/or securities accounts.

“Additional Warrant” means each separate Warrant, in substantially the same form as the Initial Warrants, issuable to a Lender upon the funding of each of (i) Loan E, Loan F, and Loan G (collectively, “Tranche 1”), (ii) Loan H, Loan I, and Loan J (collectively, “Tranche 2”), and (iii) Loan K, Loan L and Loan M (collectively “Tranche 3” and together with Tranche 1 and Tranche 2, the “Tranches”), which Warrants shall provide the holder thereof with the right, with respect to each of the Tranches, to purchase an aggregate amount of up to One Hundred Fifty Thousand Dollars ($150,000) of the shares of either (a) Borrower’s C-1 Preferred Stock at a price per share of $4.47, or (b) the series of stock sold by Borrower in the first Qualified Financing consummated by Borrower after the date of this Agreement, in each case as such Warrant is amended, restated, amended and restated or otherwise modified from time to time, and “Additional Warrants” means all such Warrants collectively.

“Affiliate” means, with respect to any Person, any other Person that owns or controls directly or indirectly ten percent (10%) or more of the stock of such Person, any other Person that controls or is controlled by or is under common control with such Person and each of such Person’s officers, directors, managers, joint venturers or partners. For purposes of this definition, the term “control” of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Equity Securities, by contract or otherwise and the terms “controlled by” and “under common control with” shall have correlative meanings.

“Agreement” means this certain Venture Loan and Security Agreement by and among Borrower, Collateral Agent and Lender dated as of the date on the cover page hereto (as it may from time to time be amended, modified or supplemented in a writing signed by Borrower, Collateral Agent and Lender and otherwise in accordance with the terms of the Lender Subordination Agreement and the Lender Intercreditor Agreement).

“Annualized Trailing Six Month Revenue” means, as of the applicable date of determination, the product of (a) the revenue of Borrower and its Subsidiaries recognized under GAAP during the six (6) month period immediately preceding the date of determination, less, without duplication of all such amounts required to be subtracted under GAAP, (i) any portion of such revenue received from the sale of products or services not in the ordinary course of business, and (ii) any portion of such revenue received as the result of one-time, non-recurring transactions, installation services and/or set-up fees multiplied by (b) two (2).

“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Bank Services” means any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by SVB or any SVB Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in SVB’s various agreements related thereto to the extent Borrower has agreed to be bound (each, a “Bank Services Agreement”).

“Bank Services Agreement” is defined in the definition of Bank Services.

“Borrower” means Borrower as set forth on the cover page of this Agreement.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banking institutions are authorized or required to close in Connecticut or California.

“Citi Account” is that certain deposit account maintained by Borrower at Citibank as disclosed in the Perfection Certificate delivered on the Closing Date.

“Claim” has the meaning given such term in Section 10.3 of this Agreement.

“Code” means the Uniform Commercial Code as adopted and in effect in the State of New York, as amended from time to time; provided that if by reason of mandatory provisions of law, the creation and/or perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Code” shall also mean the Uniform Commercial Code as in effect from time to time in such jurisdiction for purposes of the provisions hereof relating to such creation, perfection or effect of perfection or non-perfection.

“Collateral” has the meaning given such term in Section 4.1 of this Agreement.

“Collateral Account” means any “deposit account”, “securities account”, or “commodity account”, in each case, as such term is defined in the Code with such additions to such term as may hereafter be made.

“Collateral Agent” means Horizon, or any successor collateral agent appointed by Lender.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make a Loan in the amount of such Lender’s applicable Commitment Amount pursuant to the terms of this Agreement.

“Commitment Amount” means the Loan A Commitment Amount, the Loan B Commitment Amount, the Loan C Commitment Amount, the Loan D Commitment Amount, the Loan E Commitment Amount, the Loan F Commitment Amount, the Loan G Commitment Amount, the Loan H Commitment Amount, the Loan I Commitment Amount, the Loan J Commitment Amount, the Loan K Commitment Amount, the Loan L Commitment Amount or the Loan M Commitment Amount, as applicable.

“Commitment Fee” has the meaning given such term in Section 2.6(c) of this Agreement.

“Consolidated” means the consolidation of accounts in accordance with GAAP.

“Default” means any Event of Default or any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

“Default Rate” means the per annum rate of interest equal to five percent (5%) over the Loan Rate, but such rate shall in no event be more than the highest rate permitted by applicable law to be charged on commercial loans in a default situation.

“Designated Deposit Account” is the deposit account established by Borrower with SVB for purposes of receiving the proceeds of Loans.

“Disclosure Schedule” means Exhibit A attached hereto.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in U.S. dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by SVB at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Environmental Laws” means all foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act.

“Equity Securities” of any Person means (a) all common stock, preferred stock, participations, shares, partnership interests, membership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing, but excluding any debt securities convertible into capital stock of such Person.

“ERISA” has the meaning given to such term in Section 7.12 of this Agreement.

“Event of Default” has the meaning given to such term in Section 8 of this Agreement.

“Excluded Accounts” means (a) deposit accounts used exclusively for payroll, payroll taxes and other employee wage and benefit payments, provided that at no time shall the aggregate amount on deposit in such account exceed the amount required for Borrower to fund one payroll cycle for its employees, (b) cash collateral accounts subject to Liens permitted by clauses (m) or (n) of the definition of Permitted Liens, and (c) other Collateral Accounts with an aggregate balance not to exceed One Hundred Thousand Dollars ($100,000) at any time.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or required to be withheld or deducted from a payment to a Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.4(c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 2.4(c)(iv), and (d) any withholding Taxes imposed under FATCA.

“Existing Indebtedness” means the obligations of Borrower under the Existing Loan Agreement, including any final payments due in accordance with the terms of the Existing Loan Agreement.

“Existing Loan Agreement” means that certain Amended and Restated Venture Loan and Security Agreement dated as of March 10, 2022 by and among Borrower, Horizon in its capacity as collateral agent, and Horizon, Horizon Credit II LLC, a Delaware limited liability company (“HCII”), and Horizon Funding Trust 2019-1, a Delaware statutory trust (“Horizon Trust”), each in their capacities as lenders, as amended by that certain First Amendment to Amended and Restated Venture Loan and Security Agreement, dated as of June 30, 2022, by and among Borrower, Horizon, HCII, Horizon Trust, and Horizon Funding I, LLC.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

“First Republic Accounts” means, collectively, those certain deposit accounts maintained by Borrower at First Republic Bank as disclosed in the Perfection Certificate delivered on the Closing Date.

“Foreign Currency” is the lawful money of a country other than the United States.

“Funding Certificate” means a certificate executed by a duly authorized Responsible Officer of Borrower substantially in the form of Exhibit B or such other form as Lender may agree to accept.

“Funding Date” means any date on which a Loan is made to or on account of Borrower under this Agreement.

“GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time, consistently applied.

“Good Faith Deposit” has the meaning given such term in Section 2.6(a) of this Agreement.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority, including, without limitation, Healthcare Permits.

“Governmental Authority” means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal, or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

“Guarantor” is any Person providing a Guaranty in favor of Lenders.

“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Hazardous Materials” means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

“Healthcare Laws” means all applicable laws relating to the operation or management of Borrower’s business (which, as of the Closing Date, focuses on the manufacture of Clarity and ClarityPro) insofar as such laws pertain to the provision, arrangement, billing, collection or payment of healthcare services, including, without limitation, (a) all federal fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the civil False Claims Act (31 U.S.C. §3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), and the exclusion laws (42 U.S.C. § 1320a-7); (b) HIPAA; (c) the Medicare and Medicaid programs (Titles XVIII and XIX of the Social Security Act); (d) quality and safety requirements of all applicable state laws or regulatory bodies; (e) all laws, requirements and regulations pursuant to which Healthcare Permits are issued; and (f) any and all comparable state or local laws, each of (a) through (f) as may be amended from time to time and the regulations promulgated pursuant to each such law.

“Healthcare Permit” means, with respect to any Person, a permit issued or required under Healthcare Laws applicable to the business of Borrower or any Guarantor, or necessary in the possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Healthcare Laws applicable to the business of Borrower or any Guarantor.

“HIPAA” means, collectively, the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic Clinical Health (HITECH) Act and the implementing regulations thereto.

“Horizon” means Horizon Technology Finance Corporation, a Delaware corporation.

“Horizon Loan Rate” means with respect to each Loan provided to or on behalf of Borrower by Horizon, the sum of (a) the per annum rate of interest from time to time published in The Wall Street Journal, or any successor publication thereto, as the “prime rate” then in effect, plus (b) 2.75%; provided that, in the event such rate of interest is less than 6.50%, such rate shall be deemed to be 6.50% for purposes of calculating the Horizon Loan Rate, provided, further, that if the “prime rate”, (a) is no longer reported in the Wall Street Journal, (b) is no longer widely used as a benchmark market rate for new facilities of this type, or (c) becomes permanently unavailable, Horizon shall, with Borrower’s consent (such consent not to be unreasonably withheld or delayed), select a successor benchmark rate, which successor rate shall be applied in a manner consistent with market practice and as agreed among Horizon and Borrower, or if there is no consistent market practice, such successor rate shall be applied in a manner reasonably agreed by Horizon and Borrower. Notwithstanding the foregoing, in no event shall the Horizon Loan Rate be less than 9.25%.

“Indebtedness” means, with respect to any Person, the aggregate amount of, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables aged less than one hundred eighty (180) days), (d) all capital lease obligations of such Person, (e) all obligations or liabilities of others secured by a Lien on any asset of such Person, whether or not such obligation or liability is assumed, (f) all obligations or liabilities incurred by such Person, including, without limitation, any amounts paid to such Person, pursuant to such Person’s execution of a SAFE, provided that upon the issuance of the Equity Securities to be issued pursuant to such SAFE, such obligations and liabilities shall no longer constitute Indebtedness and (g) all obligations or liabilities of others of the types specified in clauses (a) through (f) above guaranteed by such Person.

“Indemnified Person” has the meaning given such term in Section 10.3 of this Agreement.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Initial Warrant” means each separate warrant dated as of the date of this Agreement issued by Borrower in favor of a Lender pursuant to which such Lender has the right to purchase shares of Borrower’s Series C-1 Preferred Stock at a price per share of $4.47 with an aggregate value not to exceed Four Hundred Seventy-Five Thousand Dollars ($475,000), as amended, restated, amended and restated or otherwise modified from time to time, and “Initial Warrants” means all such Warrants collectively.

“Insight EEG” means Insight EEG, PC, a California professional corporation.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title and interest in and to patents, patent rights (and applications and registrations therefor and divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same), trademarks and service marks (and applications and registrations therefor and the goodwill associated therewith), whether registered or not, inventions, copyrights (including applications and registrations therefor and like protections in each work or authorship and derivative work thereof), whether published or unpublished, mask works (and applications and registrations therefor), trade names, trade styles, domain names, software and computer programs, source code, object code, trade secrets, licenses, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, all whether now owned or subsequently acquired or developed by such Person and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media (but not including embedded computer programs and supporting information included within the definition of “goods” under the Code).

“Interest Only Period” has the meaning given such term in Section 2.2(a) of this Agreement.

“Internal Revenue Code” has the meaning given such term in Section 5.20 of this Agreement.

“Investment” means the purchase or acquisition of any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or the extension of any advance, loan, extension of credit or capital contribution to, or any other investment in, or deposit accounts with, any Person.

“Landlord Agreement” means an agreement substantially in the form provided by Lender to Borrower or such other form as Lender may reasonably agree to accept.

“Lender” means, individually, each Lender as set forth on the cover page of this Agreement, and collectively, all such Lenders.

“Lender Intercreditor Agreement” means, collectively, (a) that certain Intercreditor Agreement dated as of the date of this Agreement by and among Horizon and SVB, in their capacities as Lenders, and (b) any and all intercreditor agreements or similar agreement by and between Horizon and SVB, as each may be amended from time to time in accordance with the provisions thereof.

“Lender Subordination Agreement” means that certain Subordination Agreement dated as of the date of this Agreement by and among (a) SVB in its capacity as bank under the Senior Loan Agreement, (b) the Collateral Agent, and (c) SVB and Horizon in their capacities as Lenders.

“Lender’s Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, documentation, drafting, amendment, modification, administration, perfection and funding of the Loan Documents; and all of Lender’s attorneys’ fees, costs and expenses incurred in enforcing or defending the Loan Documents (including fees and expenses of appeal or review), including the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought, whether before or after bankruptcy or insolvency, including all fees and costs incurred by Lender in connection with such Lender’s enforcement of its rights in a bankruptcy or insolvency proceeding filed by or against Borrower, any Subsidiary or their respective Property.

“Letter of Credit” is a standby or commercial letter of credit issued by SVB upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement.

“Lien” means any voluntary or involuntary security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, encumbrance or other lien with respect to any Property in favor of any Person.

“Liquidity” means, at any time, the aggregate amount of unrestricted and unencumbered (other than Lien in favor of Collateral Agent and each Lender) cash held at such time by Borrower and its Subsidiaries in accounts subject to Account Control Agreements.

“Loan” means each advance of credit by Lender to Borrower under this Agreement.

“Loan A” means the advance of credit by Lender to Borrower under this Agreement in the Loan A Commitment Amount.

“Loan A Commitment Amount” means the Commitment Amount listed for Loan A on the cover page of this Agreement.

“Loan A Commitment Termination Date” means the Commitment Termination Date listed for Loan A on the cover page of this Agreement.

“Loan A Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan Amortization Date” means, with respect to each Loan, the Payment Date on which Borrower is required, pursuant to Section 2.2(a) below, to commence making equal payments of principal plus accrued and unpaid interest on the outstanding principal amount of such Loan.

“Loan B” means the advance of credit by Lender to Borrower under this Agreement in the Loan B Commitment Amount.

“Loan B Commitment Amount” means the Commitment Amount listed for Loan B on the cover page of this Agreement.

“Loan B Commitment Termination Date” means the Commitment Termination Date listed for Loan B on the cover page of this Agreement.

“Loan B Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan C” means the advance of credit by Lender to Borrower under this Agreement in the Loan C Commitment Amount.

“Loan C Commitment Amount” means the Commitment Amount listed for Loan C on the cover page of this Agreement.

“Loan C Commitment Termination Date” means the Commitment Termination Date listed for Loan C on the cover page of this Agreement.

“Loan C Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan D” means the advance of credit by Lender to Borrower under this Agreement in the Loan D Commitment Amount.

“Loan D Commitment Amount” means the Commitment Amount listed for Loan D on the cover page of this Agreement.

“Loan D Commitment Termination Date” means the Commitment Termination Date listed for Loan D on the cover page of this Agreement.

“Loan D Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan Documents” means, collectively, this Agreement, the Lender Subordination Agreement, the Lender Intercreditor Agreement, the Notes, the Warrants, any Landlord Agreement, any Account Control Agreement, any Bank Services Agreement and all other documents, instruments and agreements entered into in connection with this Agreement or Bank Services.

“Loan E” means the advance of credit by Lender to Borrower under this Agreement in the Loan E Commitment Amount.

“Loan E Commitment Amount” means the Commitment Amount listed for Loan E on the cover page of this Agreement.

“Loan E Commitment Termination Date” means the Commitment Termination Date listed for Loan E on the cover page of this Agreement.

“Loan E Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan F” means the advance of credit by Lender to Borrower under this Agreement in the Loan F Commitment Amount.

“Loan F Commitment Fee” has the meaning given such term in Section 2.6(c) of this Agreement.

“Loan F Commitment Amount” means the Commitment Amount listed for Loan F on the cover page of this Agreement.

“Loan F Commitment Termination Date” means the Commitment Termination Date listed for Loan F on the cover page of this Agreement.

“Loan F Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan G” means the advance of credit by Lender to Borrower under this Agreement in the Loan G Commitment Amount.

“Loan G Commitment Amount” means the Commitment Amount listed for Loan G on the cover page of this Agreement.

“Loan G Commitment Termination Date” means the Commitment Termination Date listed for Loan G on the cover page of this Agreement.

“Loan G Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan H” means the advance of credit by Lender to Borrower under this Agreement in the Loan H Commitment Amount.

“Loan H Commitment Amount” means the Commitment Amount listed for Loan H on the cover page of this Agreement.

“Loan H Commitment Termination Date” means the Commitment Termination Date listed for Loan H on the cover page of this Agreement.

“Loan H Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan I” means the advance of credit by Lender to Borrower under this Agreement in the Loan I Commitment Amount.

“Loan I Commitment Fee” has the meaning given such term in Section 2.6(c) of this Agreement.

“Loan I Commitment Amount” means the Commitment Amount listed for Loan I on the cover page of this Agreement.

“Loan I Commitment Termination Date” means the Commitment Termination Date listed for Loan I on the cover page of this Agreement.

“Loan I Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan J” means the advance of credit by Lender to Borrower under this Agreement in the Loan J Commitment Amount.

“Loan J Commitment Amount” means the Commitment Amount listed for Loan J on the cover page of this Agreement.

“Loan J Commitment Termination Date” means the Commitment Termination Date listed for Loan J on the cover page of this Agreement.

“Loan J Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan K” means the advance of credit by Lender to Borrower under this Agreement in the Loan K Commitment Amount.

“Loan K Commitment Amount” means the Commitment Amount listed for Loan K on the cover page of this Agreement.

“Loan K Commitment Termination Date” means the Commitment Termination Date listed for Loan K on the cover page of this Agreement.

“Loan K Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan L” means the advance of credit by Lender to Borrower under this Agreement in the Loan L Commitment Amount.

“Loan L Commitment Fee” has the meaning given such term in Section 2.6(c) of this Agreement.

“Loan L Commitment Amount” means the Commitment Amount listed for Loan L on the cover page of this Agreement.

“Loan L Commitment Termination Date” means the Commitment Termination Date listed for Loan L on the cover page of this Agreement.

“Loan L Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan M” means the advance of credit by Lender to Borrower under this Agreement in the Loan M Commitment Amount.

“Loan M Commitment Amount” means the Commitment Amount listed for Loan M on the cover page of this Agreement.

“Loan M Commitment Termination Date” means the Commitment Termination Date listed for Loan M on the cover page of this Agreement.

“Loan M Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan Rate” means, as applicable, the Horizon Loan Rate or the SVB Loan Rate.

“Material Adverse Effect” means a material adverse effect on (a) the financial condition, business, operations, or Properties of Borrower, (b) the ability of Borrower to perform its Obligations under the Loan Documents or (c) the Collateral or Collateral Agent’s or any Lender’s security interest in the Collateral (through no fault of Collateral Agent or any Lender).

“Maturity Date” means, with respect to each Loan, March 1, 2029, or if earlier, the date of acceleration of such Loan following an Event of Default or the date of prepayment, whichever is applicable.

“Merrill Account” is that certain securities account maintained by Borrower at Merrill as disclosed in the Perfection Certificate delivered on the Closing Date.

“Net Indebtedness” means, as of the applicable date of determination, the difference determined by subtracting (a) Liquidity from (b) Total Indebtedness.

“Note” means each promissory note executed in connection with a Loan in substantially the form of Exhibit C attached hereto.

“Obligations” means all debt, principal, interest, fees, charges, expenses and attorneys’ fees and costs and other amounts, obligations, covenants, and duties owing by Borrower to Collateral Agent or any Lender of any kind and description (whether pursuant to or evidenced by the Loan Documents (other than the Warrants), or by any other agreement between any Lender and Borrower (other than the Warrants), and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including all Lender’s Expenses, and, without limitation, all obligations relating to Bank Services, if any.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Officer’s Certificate” means a certificate executed by a Responsible Officer substantially in the form of Exhibit E or such other form as Lender may agree to accept.

“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Payment Date” has the meaning given such term in Section 2.2(a) of this Agreement.

“Permitted Indebtedness” means and includes:

(a) Indebtedness of Borrower to Lenders under the Loan Documents;

(b) Indebtedness arising from the endorsement of instruments in the ordinary course of business;

(c) Indebtedness of Borrower existing on the date hereof and set forth on the Disclosure Schedule;

(d) intercompany Indebtedness owed by any Subsidiary to Borrower or any wholly-owned Subsidiary, as applicable; provided that, if applicable, such Indebtedness is also permitted as a Permitted Investment;

(e) Indebtedness with respect to surety bonds and similar obligations incurred in the ordinary course of business in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000);

(f) Indebtedness with respect to judgments or decrees not otherwise constituting an Event of Default under Section 8.9 of this Agreement;

(g) Indebtedness consisting of reimbursement obligations with respect to Letters of Credit issued in connection with real estate leases;

(h) Indebtedness, including any guarantees of such Indebtedness, incurred with corporate credit cards in the ordinary course of business issued by financial institutions other than SVB in an aggregate amount not to exceed Fifty Thousand Dollars ($50,000) outstanding at any time;

(i) Indebtedness of Borrower in an aggregate principal amount not exceeding the Senior Debt Cap (as defined in the Lender Subordination Agreement), consisting of a revolving credit facility in which the loans are limited to not more than Eighty-Five Percent (85%) of Borrower’s outstanding accounts receivable, as well as Bank Services);

(j) other Indebtedness in an outstanding principal amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) at any time;

(k) Indebtedness of Borrower secured by Liens permitted under clause (o) of the definition of Permitted Liens, up to an aggregate principal amount of Five Hundred Thousand Dollars ($500,000) at any time; and

(l) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness under subsection (c) above; provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Borrower.

“Permitted Investments” means and includes any of the following:

(a) Deposits and deposit accounts with commercial banks organized under the laws of the United States or a state thereof to the extent: (i) the deposit accounts of each such institution are insured by the Federal Deposit Insurance Corporation up to the legal limit; (ii) each such institution has an aggregate capital and surplus of not less than One Hundred Million Dollars ($100,000,000); (iii) that Borrower is permitted to maintain such accounts pursuant to Section 6.13 of this Agreement; and (iv) Collateral Agent and Lenders have a first priority perfected security interest in such deposit accounts;

(b) Investments in marketable obligations issued or fully guaranteed by the United States and maturing not more than one (1) year from the date of issuance;

(c) Investments in open market commercial paper rated at least “A1” or “P1” or higher by a national credit rating agency and maturing not more than one (1) year from the creation thereof;

(d) Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business;

(e) Investments by Borrower and Subsidiaries in their Subsidiaries outstanding on the date hereof;

(f) (i) Investments by Subsidiaries of Borrower or secured Guarantors hereunder in or to other Subsidiaries or Borrower or secured Guarantors; (ii) Investments by Borrower in any Subsidiaries that are not either Borrower or secured Guarantors hereunder in an aggregate amount not to exceed $250,000 per fiscal year; and (iii) Investments by and among Borrower and guarantors;

(g) Investments existing on the date hereof disclosed in the Disclosure Schedule;

(h)Investments accepted in connection with Transfers permitted by Section 7.4 of this Agreement;

(i) Investments not to exceed Two Hundred Fifty Thousand Dollars ($250,000) outstanding in the aggregate at any time consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plan agreements approved by Borrower’s Board of Directors;

(j) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business;

(k) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this clause shall not apply to Investments of Borrower in any Subsidiary;

(l) Investments permitted under Section 7.6 of this Agreement;

(m) Investments consistent with any investment policy adopted by Borrower’s board of directors

(n) Investments consisting of customary loans to Insight EEG not in excess of Three Million Dollars ($3,000,000) in the aggregate; and

(o) other Investments aggregating not in excess of Two Hundred Fifty Thousand Dollars ($250,000) at any time.

“Permitted Liens” means and includes:

(a) the Liens created by the Loan Documents (including this Agreement or the Senior Loan Documents;

(b) Liens for fees, taxes, levies, imposts, duties or other governmental charges of any kind which are not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided that such appropriate proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material item of Collateral which in the aggregate is material to Borrower and that Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Borrower);

(c) Liens identified on the Disclosure Schedule;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business securing Indebtedness in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings (provided that such appropriate proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material item of Collateral or Collateral which in the aggregate is material to Borrower and that Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Borrower);

(e) (i) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business and (ii) exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business that do not result in a legal transfer of title to the licensed property but may be exclusive in respects other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States;

(f) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.9 of this Agreement;

(g) Liens incurred in connection with Transfers permitted pursuant to Section 7.4 of this Agreement;

(h) Leases or subleases granted in the ordinary course of business, and licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business;

(i) customary Liens of any bank in connection with statutory, common law and contractual rights of setoff and recoupment with respect to any deposit account or securities account of Borrower, provided that (i) Collateral Agent and Lenders have a first priority perfected security interest (subject to Liens in favor of SVB under the Senior Loan Agreement that are permitted to have priority) in such account (other than Excluded Accounts), and (ii) such account is permitted to be maintained pursuant to Section 7.13 of this Agreement;

(j) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods;

(l) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than for indebtedness or any Liens arising under ERISA) in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000);

(m) Liens of up to Fifty Thousand Dollars ($50,000) securing business credit card Indebtedness provided by financial institutions other than SVB permitted by clause (h) of the definition of “Permitted Indebtedness”;

(n) Liens on up to Two Hundred Fifty Thousand Dollars ($250,000) of cash pledged as collateral to secure Indebtedness permitted by clause (j) of the definition of “Permitted Indebtedness”;

(o) Liens upon up to Five Hundred Thousand Dollars ($500,000) of any equipment or other personal property acquired by Borrower after the date hereof to secure (i) the purchase price of such equipment or other personal property, or (ii) capital lease obligations or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or other personal property; provided that (A) such Liens are confined solely to the equipment or other personal property so acquired and the amount secured does not exceed the acquisition price thereof, and (B) no such Lien shall be created, incurred, assumed or suffered to exist in favor of Borrower’s officers, directors or shareholders holding five percent (5%) or more of Borrower’s Equity Securities;

(p) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (n) of this definition, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien (and additions, accessions and improvements thereto and replacements and proceeds thereof) and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; and

(q) Liens incurred to secure Indebtedness permitted by clause (g) of the definition of “Permitted Indebtedness”.

“Person” means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

“Qualified Financing” means the sale of the convertible preferred stock of Borrower to purchasers which include, without limitation, venture capital investors, which results in Borrower receiving cash proceeds in an amount not less than Ten Million Dollars ($10,000,000).

“Responsible Officer” has the meaning given such term in Section 6.3 of this Agreement.

“Restricted License” means any in-bound license (other than ordinary course customer contracts, off-the-shelf licenses, licenses or similar agreements that are commercially available to the public and open source licenses) with respect to which Borrower is the licensee and such license or agreement is material to Borrower’s business and that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property subject to such license or agreement.

“Rights to Payment” has the meaning given such term in Section 4.1 of this Agreement.

“SAFE” means a simple agreement for future equity, or any similar agreement, whereby a Person (the “SAFE Issuer”) issues any other Person the future right to own Equity Securities of the SAFE Issuer, in exchange for the payment of cash to be converted into such Equity Securities.

“Sanctioned Person” means a Person that: (a) is listed on any Sanctions list maintained by OFAC or any similar Sanctions list maintained by any other Governmental Authority having jurisdiction over Borrower; (b) is located, organized, or resident in any country, territory, or region that is the subject or target of Sanctions; or (c) is fifty percent (50.0%) or more owned or controlled by one (1) or more Persons described in clauses (a) and (b) hereof.

“Sanctions” means any economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by the United States Government and any of its agencies (including, without limitation, OFAC and the United States Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority.

“Scheduled Payments” has the meaning given such term in Section 2.2(a) of this Agreement.

“Senior Loan Agreement” means that certain Loan and Security Agreement dated as of the date of this Agreement between Borrower and SVB, which among other things evidences the debt set forth in clause (i) of the definition of Permitted Indebtedness.

“Solvent” has the meaning given such term in Section 5.12 of this Agreement.

“Subsidiary” means any corporation or other entity of which a majority of the outstanding Equity Securities entitled to vote for the election of directors or other governing body (otherwise than as the result of a default) is owned by Borrower directly or indirectly through Subsidiaries.

“SVB” means Silicon Valley Bank, a division of First-Citizens Bank & Trust Company, a North Carolina stock corporation.

“SVB Loan Rate” means with respect to each Loan provided to or on behalf of Borrower by SVB, the per annum rate of interest from time to time published in The Wall Street Journal, or any successor publication thereto, as the “prime rate” then in effect, provided that, in the event such rate of interest is less than 6.00%, such rate shall be deemed to be 6.00% for purposes of calculating the SVB Loan Rate, provided, further, that if the “prime rate”, (a) is no longer reported in the Wall Street Journal, (b) is no longer widely used as a benchmark market rate for new facilities of this type, or (c) becomes permanently unavailable, the SVB Loan Rate shall mean the rate of interest per annum announced by SVB as its prime rate in effect at its principal office in the State of North Carolina (such SVB announced prime rate not being intended to be the lowest rate of interest charged by SVB in connection with extensions of credit to debtors).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Indebtedness” means, as of the applicable date of determination, the Borrower’s outstanding Indebtedness for borrowed money.

“Transfer” has the meaning given such term in Section 7.4 of this Agreement.

“Warrant” means, as applicable, an Initial Warrant or an Additional Warrant, and “Warrants” means all such Warrants collectively.

1.2 Construction. References in this Agreement to “Articles,” “Sections,” “Exhibits,” “Schedules” and “Annexes” are to recitals, articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other

Loan Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time (subject, in the case of clauses (b) and (c), to any restrictions on such replacement, amendment, modification or supplement set forth in the Loan Documents). The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. The words “include” and “including” and words of similar import when used in this Agreement or any other Loan Document shall not be construed to be limiting or exclusive. Unless the context requires otherwise, any reference in this Agreement or any other Loan Document to any Person shall be construed to include such Person’s successors and assigns. Unless otherwise indicated in this Agreement or any other Loan Document, all accounting terms used in this Agreement or any other Loan Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP (except with respect to unaudited financial statements (i) for non-compliance with FAS 123R and (ii) for the absence of footnotes and subject to year-end audit adjustments), and all terms describing Collateral shall be construed in accordance with the Code; provided that if at any time any change in GAAP would affect the computation of any covenant or requirement set forth in any Loan Document, and either the Borrower or Lender shall so request, Borrower and Lender shall negotiate in good faith to amend such covenant or requirement to preserve the original intent thereof in light of such change in GAAP; provided, further, that, until so amended (a) such covenant or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower shall provide Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP; provided, further, that all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions, calculations and covenants for purposes of this Agreement (other than for purposes of the delivery of financial statements prepared in accordance with GAAP) whether or not such operating lease obligations were in effect on such date), notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in accordance with GAAP.

1.3 The terms and information set forth on the cover page of this Agreement are incorporated into this Agreement.

2. Loans; Repayment.

2.1 Commitments.

(a) The Commitment Amounts. Subject to the terms and conditions of this Agreement and relying upon the representations and warranties herein set forth as and when made or deemed to be made, (i) SVB agrees to lend to Borrower, prior to the Loan A Commitment Termination Date, Loan A, prior to the Loan E Commitment Termination Date, Loan E, prior to the Loan H Commitment Termination Date, Loan H, and prior to the Loan K Commitment Termination Date, Loan K and (ii) Horizon agrees to lend to Borrower, prior to the Loan B Commitment Termination Date, Loan B, prior to the Loan C Commitment Termination Date, Loan C, prior to the Loan D Commitment Termination Date Loan D, prior to the Loan F Commitment Termination Date, Loan F, prior to the Loan G Commitment Termination Date, Loan G, prior to the Loan I Commitment Termination Date, Loan I, prior to the Loan J Commitment Termination Date, Loan J, prior to the Loan L Commitment Termination Date, Loan L and prior to the Loan M Commitment Termination Date, Loan M.

(b) The Loans and the Notes. The obligation of Borrower to repay the unpaid principal amount of and interest on each Loan shall be evidenced by a Note issued to the Lender.

(c) Use of Proceeds. The proceeds of each Loan shall be used solely for working capital or general corporate purposes of Borrower, including the repayment of the Existing Indebtedness on the Closing Date.

(d) Termination of Commitment to Lend. Notwithstanding anything in the Loan Documents, each respective Lender’s obligation to lend its undisbursed portion of the Commitment Amount to Borrower hereunder shall terminate on the earlier of (i) at each Lender’s sole election, the occurrence of any Default or Event of Default hereunder that has not been waived by Lender, and (ii) with respect to Loan A, the Loan A Commitment Termination Date, with respect to Loan B, the Loan B Commitment Termination Date, with respect to Loan C, the Loan C Commitment Termination Date, with respect to Loan D, the Loan D Commitment Termination Date, with respect to Loan E, the Loan E Commitment Termination Date, with respect to Loan F, the Loan F Commitment Termination Date, with respect to Loan G, the Loan G Commitment Termination Date, with respect to Loan H, the Loan H Commitment Termination Date, with respect to Loan I, the Loan I Commitment Termination Date, with respect to Loan J, the Loan J Commitment Termination Date, with respect to Loan K, the Loan K Commitment Termination Date, with respect to Loan L, the Loan L Commitment Termination Date and with respect to Loan M, the Loan M Commitment Termination Date. Notwithstanding the foregoing, each Lender’s obligation to lend its undisbursed portion of the Commitment Amount to Borrower shall terminate if, in such Lender’s sole good faith discretion, there has been a material adverse change in the results of operations or financial condition of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower from the business plan of Borrower presented to any Lender on or before the date of this Agreement.

2.2 Payments.

(a) Scheduled Payments. Borrower shall make (i) a payment of accrued interest only to each applicable Lender on the outstanding principal amount of each Loan on each Payment Date occurring during the period commencing on the Funding Date of the applicable Loan and continuing through March 1, 2028 (the “Interest Only Period”) and then (ii) an equal payment of principal amortized over a 12-month period, plus accrued and unpaid interest to each applicable Lender on the outstanding principal amount of each Loan on each of the next twelve (12) Payment Dates following the Interest Only Period, as set forth in the Note applicable to such Loan (collectively, the “Scheduled Payments”). Borrower shall make such Scheduled Payments commencing on the date set forth in the Note applicable to such Loan and continuing thereafter on the first Business Day of each calendar month (each a “Payment Date”) through the Maturity Date. In any event, all unpaid principal and accrued interest shall be due and payable in full on the Maturity Date applicable to such Loan.

(b) Interim Payment. Unless the Funding Date for a Loan is the first day of a calendar month, Borrower shall pay the per diem interest (accruing at the Loan Rate from the Funding Date through the last day of that month) payable with respect to such Loan on the first Business Day of the next calendar month.

(c) Payment of Interest. Borrower shall pay interest on each Loan at a per annum rate of interest equal to the Loan Rate. Interest on a Loan shall accrue commencing on the day that such Loan is made to or on behalf of Borrower, and shall continue to accrue through the date on which such Loan is repaid in full. Changes to the Loan Rate based on changes to the “prime rate” (or such substitute benchmark rate selected in accordance with the definition of “Loan Rate” set forth in Section 1.1 above) shall be effective on the effective date of any change to the “prime rate” (or such substitute benchmark rate selected in accordance with the definition of “Loan Rate” set forth in Section 1.1 above) and to the extent of any such change. Interest (including interest at the Default Rate, if applicable) shall be computed on the basis of a 360-day year for the actual number of days elapsed. Notwithstanding any other provision hereof, the amount of interest payable hereunder shall not in any event exceed the maximum amount permitted by the law applicable to interest charged on commercial loans.

(d) Application of Payments. All payments received by Lender when no Event of Default exists shall be applied as follows: (i) first, to Lender’s Expenses then due and owing; and (ii) second, ratably, to all Scheduled Payments then due and owing (provided, however, if such payments are not sufficient to pay the whole amount then due, such payments shall be applied first to unpaid interest at the Loan Rate, then to the remaining amounts then due). After an Event of Default which has not been waived by Lender, all payments and application of proceeds shall be made as set forth in Section 9.7.

(e) Late Payment Fee. Borrower shall pay to Lender a late payment fee equal to six percent (6%) of any Scheduled Payment not paid when due to such Lender.

(f) Default Rate. At Lender’s election, Borrower shall pay interest at a per annum rate equal to the Default Rate on any amounts required to be paid by Borrower to Collateral Agent or Lender under this Agreement or the other Loan Documents (including Scheduled Payments), payable with respect to any Loan, accrued and unpaid interest, and any fees or other amounts which remain unpaid from and after the date such amounts are due. If an Event of Default has occurred and the Obligations have been accelerated (whether automatically or by Lender’s election), Borrower shall pay interest on the aggregate, outstanding accelerated balance hereunder from the date of the Event of Default until all Events of Default are cured, at a per annum rate equal to the Default Rate.

(g) Final Payment.

(i) Loan A Final Payment. Borrower shall pay to the applicable Lender a payment in the amount of Two Hundred Forty Thousand Dollars ($240,000) (the “Loan A Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan A, (B) an Event of Default and demand by Lender of payment in full of Loan A or (C) the Maturity Date, as applicable.

(ii) Loan B Final Payment. Borrower shall pay to the applicable Lender a payment in the amount of Two Hundred Thousand Dollars ($200,000) (the “Loan B Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan B, (B) an Event of Default and demand by Lender of payment in full of Loan B or (C) the Maturity Date, as applicable.

(iii) Loan C Final Payment. Borrower shall pay to the applicable Lender a payment in the amount of Two Hundred Thousand Dollars ($200,000) (the “Loan C Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan C, (B) an Event of Default and demand by Lender of payment in full of Loan C or (C) the Maturity Date, as applicable.

(iv) Loan D Final Payment. Borrower shall pay to the applicable Lender a payment in the amount of One Hundred Sixty Thousand Dollars ($160,000) (the “Loan D Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan D, (B) an Event of Default and demand by Lender of payment in full of Loan D or (C) the Maturity Date, as applicable.

(v) Loan E Final Payment. If Loan E is funded, Borrower shall pay to the applicable Lender a payment in the amount of One Hundred Twenty Thousand Dollars ($120,000) (the “Loan E Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan E, (B) an Event of Default and demand by Lender of payment in full of Loan E or (C) the Maturity Date, as applicable.

(vi) Loan F Final Payment. If Loan F is funded, Borrower shall pay to the applicable Lender a payment in the amount of One Hundred Forty Thousand Dollars ($140,000) (the “Loan F Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan F, (B) an Event of Default and demand by Lender of payment in full of Loan F or (C) the Maturity Date, as applicable.

(vii) Loan G Final Payment. If Loan G is funded, Borrower shall pay to the applicable Lender a payment in the amount of One Hundred Forty Thousand Dollars ($140,000) (the “Loan G Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan G, (B) an Event of Default and demand by Lender of payment in full of Loan G or (C) the Maturity Date, as applicable.

(viii) Loan H Final Payment. If Loan H is funded, Borrower shall pay to the applicable Lender a payment in the amount of One Hundred Twenty Thousand Dollars ($120,000) (the “Loan H Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan H, (B) an Event of Default and demand by Lender of payment in full of Loan H or (C) the Maturity Date, as applicable.

(ix) Loan I Final Payment. If Loan I is funded, Borrower shall pay to the applicable Lender a payment in the amount of One Hundred Forty Thousand Dollars ($140,000) (the “Loan I Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan I, (B) an Event of Default and demand by Lender of payment in full of Loan I or (C) the Maturity Date, as applicable.

(x) Loan J Final Payment. If Loan J is funded, Borrower shall pay to the applicable Lender a payment in the amount of One Hundred Forty Thousand Dollars ($140,000) (the “Loan J Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan J, (B) an Event of Default and demand by Lender of payment in full of Loan J or (C) the Maturity Date, as applicable.

(xi) Loan K Final Payment. If Loan K is funded, Borrower shall pay to the applicable Lender a payment in the amount of One Hundred Twenty Thousand Dollars ($120,000) (the “Loan K Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan K, (B) an Event of Default and demand by Lender of payment in full of Loan K or (C) the Maturity Date, as applicable.

(xii) Loan L Final Payment. If Loan L is funded, Borrower shall pay to the applicable Lender a payment in the amount of One Hundred Forty Thousand Dollars ($140,000) (the “Loan L Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan L, (B) an Event of Default and demand by Lender of payment in full of Loan L or (C) the Maturity Date, as applicable.

(xiii) Loan M Final Payment. If Loan M is funded, Borrower shall pay to the applicable Lender a payment in the amount of One Hundred Forty Thousand Dollars ($140,000) (the “Loan M Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan M, (B) an Event of Default and demand by Lender of payment in full of Loan M or (C) the Maturity Date, as applicable.

(h) Auto-Debit. SVB may debit any of Borrower’s deposit accounts maintained with SVB, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes SVB when due under the Loan Documents. These debits shall not constitute a set-off.

2.3 Prepayments.

(a) Mandatory Prepayment Upon an Acceleration. If the Loans are accelerated following the occurrence of an Event of Default pursuant to Section 9.1(a) hereof, then Borrower, in addition to any other amounts which may be due and owing hereunder, shall immediately pay to Lender the amount set forth in Section 2.3(b) below, as if Borrower had opted to prepay on the date of such acceleration.

(b) Optional Prepayment. Upon five (5) Business Days’ prior written notice to Lender, Borrower may, at its option, at any time, prepay all (and not less than all) of the outstanding Loans by simultaneously paying to Lender an amount equal to (i) any accrued and unpaid interest on the outstanding principal balance of the Loans; plus (ii) an amount equal to (A) if such Loan is prepaid during the Interest Only Period, three percent (3%) of the then outstanding principal balance of such Loan, or (B) if such Loan is prepaid after the Interest Only Period but prior to the Maturity Date, one percent (1%) of the then outstanding principal balance of such Loan; plus (iii) the outstanding principal balance of such Loan; plus (iv) all other sums, if any, that shall have become due and payable hereunder.

2.4 Other Payment Terms.

(a) Place and Manner. Borrower shall make all payments due to Lender in lawful money of the United States. All payments of principal, interest, fees and other amounts payable by Borrower hereunder shall be made, in immediately available funds, not later than 12:00 p.m. New York time, on the date on which such payment is due. Borrower shall make such payments to Lender via wire transfer or ACH as instructed by Lender from time to time.

(b) Date. Whenever any payment is due hereunder on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

(c) Taxes.

(i) Unless otherwise required under applicable law, any and all payments made hereunder or under the Notes shall be made free and clear of and without deduction for any taxes; provided that if Borrower shall be required (as determined in the good faith discretion of Borrower) to deduct any taxes from such payments, then (A) if such taxes are Indemnified Taxes, the sum payable by Borrower shall be increased as necessary so that after making such deductions (including such deductions applicable to additional sums payable under this Section 2.4(c)) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (B) Borrower shall make such deductions and (C) Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(ii) Borrower shall indemnify Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes imposed or asserted directly on Lender by any Governmental Authority on or attributable to amounts payable under this Agreement solely as a result of Lender entering into this Agreement to the extent such taxes are paid by Lender, and, without duplication, any penalties, interest and reasonable expenses arising therefrom or with respect thereto incurred other than as a consequence of Lender’s action or inaction, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Lender shall be conclusive absent manifest error.

(iii) As soon as practicable after any payment of taxes by Borrower hereunder to a Governmental Authority, Borrower shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

(iv) If Lender is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, Lender shall deliver to Borrower, as reasonably requested by Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. In addition, Lender, if reasonably requested by Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower as will enable Borrower to determine whether or not Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, Lender shall deliver whichever of IRS Form W-9, IRS Form W-8BEN-E, IRS Form W-8ECI or IRS Form W-8IMY is applicable, as well as any applicable supporting documentation or certifications. If a payment made to Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), Lender shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with its obligations under FATCA and to determine that Lender has complied with its obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of the preceding sentence, “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.

(v) If Lender receives a refund in respect of taxes paid by Borrower pursuant to this Section 2.4(c), which in the sole discretion of Lender exercised in good faith is allocable to such payment, it shall promptly pay such refund, together with any other amounts paid by Borrower in connection with such refunded taxes, to Borrower, net of all out-of-pocket expenses (including any taxes to which Lender has become subject as a result of its receipt of such refund) of Lender incurred in obtaining such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that Borrower, upon the request of the Lender, shall repay to Lender amounts paid over pursuant to the preceding clause (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that Lender is subsequently required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (v), in no event will Lender be required to pay any amount to Borrower pursuant to this paragraph (v) the payment of which would place Lender in a less favorable net after-tax position than Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

2.5 Procedure for Making the Loans.

(a) Notice. Borrower shall notify the Lender making available any applicable Loan of the date on which Borrower desires such Lender to make such Loan at least five (5) Business Days in advance of the desired Funding Date, unless such Lender elects at its sole discretion to allow the Funding Date for such Loan to be made by such Lender to be within five (5) Business Days of Borrower’s notice. Borrower’s execution and delivery to the applicable Lender of one or more Notes in respect of a Loan shall be Borrower’s agreement to the terms and calculations thereunder with respect to such Loan. Each Lender’s obligation to make any Loan shall be expressly subject to the satisfaction of the conditions set forth in Section 3.

(b) Loan Rate Calculation. Prior to each Funding Date for any Loan, the Lender making available such Loan shall establish the Loan Rate with respect to such Loan, which shall be conclusive in the absence of a manifest error.

(c) Disbursement. The Lender making available any Loan shall disburse the proceeds of such Loan by wire transfer to Borrower at the account specified in the Funding Certificate for such Loan (or, in the case of SVB, the Designated Deposit Account).

2.6 Good Faith Deposit; Legal and Closing Expenses; and Commitment Fee.

(a) Good Faith Deposit. Borrower has delivered to SVB a good faith deposit in the amount of One Hundred Thousand Dollars ($100,000) (the “Good Faith Deposit”). The Good Faith Deposit paid to SVB will be credited on a dollar-for-dollar basis to the Lenders’ Expenses payable to the Lenders.

(b) Legal, Due Diligence and Documentation Expenses. Concurrently with its execution and delivery of this Agreement, Borrower shall pay to Lender all of Lender’s reasonable legal, due diligence and documentation expenses in connection with the negotiation and documentation of this Agreement and the Loan Documents.

(c) Commitment Fee. Borrower shall pay, (A) upon the execution and delivery of this Agreement, a commitment fee to Horizon in the amount of Two Hundred Forty-Five Thousand Dollars ($245,000) (the “Initial Commitment Fee”), (B) upon the Funding Date of Loan F, a commitment fee to Horizon in the amount of Thirty-Five Thousand Dollars ($35,000) (the “Loan F Commitment Fee”), (C) upon the Funding Date of Loan I, a commitment fee to Horizon in the amount of Thirty-Five Thousand Dollars ($35,000) (the “Loan I Commitment Fee”), and (D) upon the Funding Date of Loan L a commitment fee to Horizon in the amount of Thirty-Five Thousand Dollars ($35,000) (the “Loan L Commitment Fee” and collectively with the Initial Commitment Fee, the Loan F Commitment Fee, and the Loan I Commitment Fee, the “Commitment Fee”). The Commitment Fee shall be retained by Horizon and be deemed fully earned upon receipt.

3.Conditions of Loans.

3.1 Conditions Precedent to Closing. At the time of the execution and delivery of this Agreement, Lender shall have received, in form and substance reasonably satisfactory to Lender, all of the following (unless Lender has agreed to waive such condition or document, in which case such condition or document shall be a condition precedent to the making of any Loan and shall be deemed added to Section 3.2):

(a) Loan Agreement. This Agreement duly executed by Borrower, Collateral Agent and Lender.

(b) Warrants. The Initial Warrants, duly executed by Borrower.

(c) Secretary’s Certificate. A certificate of the secretary or assistant secretary of Borrower, dated as of the date hereof, with copies of the following documents attached: (i) the certificate of incorporation and bylaws (or equivalent documents) of Borrower certified by Borrower as being complete and in full force and effect on the date thereof, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of this Agreement and each of the other Loan Documents.

(d) Good Standing Certificates. A good standing certificate from Borrower’s state of organization and the state in which Borrower’s principal place of business is located, each dated as of a date no earlier than thirty (30) days prior to the date hereof.

(e) Certificate of Insurance. Evidence of the insurance coverage required by Section 6.8 of this Agreement.

(f) Consents. All necessary consents of Borrower’s board and stockholders with respect to the execution, delivery and performance of this Agreement, the Warrants and the other Loan Documents.

(g) Legal Opinion. A legal opinion of Borrower’s counsel, dated as of the date hereof.

(h) Account Control Agreements. Account Control Agreements for all of Borrower’s deposit accounts and securities accounts duly executed by all of the parties thereto.

(i) Fees and Expenses. Payment of all fees and expenses then due hereunder or under any other Loan Document.

(j) Senior Loan Agreement. The Senior Loan Agreement duly executed by Borrower and SVB, and evidence of satisfaction (or waiver) of all conditions precedent therein.

(k) Lender Subordination Agreement. The Lender Subordination Agreement, duly executed by each party thereto.

(l) Lender Intercreditor Agreement. The Lender Intercreditor Agreement, duly executed by each party thereto.

(m) Other Documents. Such other documents and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

3.2 Conditions Precedent to Making Each of Loan A, Loan B, Loan C and Loan D. The obligation of the applicable Lender to make each of Loan A, Loan B, Loan C and Loan D is further subject to satisfaction of the following conditions as of the applicable Funding Date:

(a) No Default. No Default or Event of Default shall have occurred and be continuing.

(b) Notes. Borrower shall have duly executed and delivered a Note in the amount of each of Loan A, Loan B, Loan C and Loan D to the applicable Lender.

(c) UCC Financing Statements. Lenders shall have received such documents, instruments and agreements, including UCC financing statements and UCC financing statement searches, as each Lender shall reasonably request to evidence the perfection and priority of the security interests granted to Collateral Agent and Lender pursuant to Section 4. Borrower authorizes Collateral Agent and Lender to file any UCC financing statements, continuations of or amendments to UCC financing statements they deem necessary to perfect its security interest in the Collateral.

(d) Funding Certificate. Borrower shall have duly executed and delivered to Lenders a Funding Certificate for such Loans.

(e) Representations and Warranties. The representations and warranties made by Borrower in Section 5 shall be true and correct in all material respects (except with respect to any representation and warranty already containing a materiality qualifier, which representation and warranty shall be true and correct in all respects) as of such Funding Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

(f) Payoff Letter. Lenders shall have received a payoff letter for the termination of the Existing Loan Agreement, in form reasonably satisfactory to Lenders, which letter shall (i) include the amount necessary to fully repay the Existing Indebtedness owed by Borrower to repay all amounts in full, and (ii) terminate and release any and all liens, guarantees, security interests, granted in connection therewith.

(g) Lien Termination. Evidence that (i) the Liens securing the Existing Loan Agreement will be terminated, and (ii) the documents and/or filings evidencing the perfection of such Liens, including without limitation any financing statements and/or control agreements, have or will, substantially concurrently with making of each of Loan A, Loan B, Loan C and Loan D, be terminated.

(h) Other Documents. Borrower shall have provided each Lender with such other documents and completion of such other matters, as such Lender may reasonably deem necessary or appropriate.

3.3 Conditions Precedent to Making Each of Loan E, Loan F and Loan G. The obligation of the applicable Lender to make each of Loan E, Loan F and Loan G is further subject to satisfaction of the following conditions as of the applicable Funding Date:

(a) No Default. No Default or Event of Default shall have occurred and be continuing.

(b) Notes. Borrower shall have duly executed and delivered a Note in the amount of each of Loan E, Loan F and Loan G to the applicable Lender.

(c) Funding Certificate. Borrower shall have duly executed and delivered to Lenders a Funding Certificate for such Loans.

(d) Representations and Warranties. The representations and warranties made by Borrower in Section 5 shall be true and correct in all material respects (except with respect to any representation and warranty already containing a materiality qualifier, which representation and warranty shall be true and correct in all respects) as of such Funding Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

(e) Additional Warrants. Borrower shall have executed and delivered to each Lender the Additional Warrants applicable to each of Loan E, Loan F and Loan G.

(f) Other Documents. Borrower shall have provided each Lender with such other documents and completion of such other matters, as such Lender may reasonably deem necessary or appropriate.

3.4 Conditions Precedent to Making Each of Loan H, Loan I and Loan J. The obligation of the applicable Lender to make each of Loan H, Loan I and Loan J is further subject to satisfaction of the following conditions as of the applicable Funding Date:

(a) No Default. No Default or Event of Default shall have occurred and be continuing.

(b) Notes. Borrower shall have duly executed and delivered a Note in the amount of each of Loan H, Loan I and Loan J to the applicable Lender.

(c) Funding Certificate. Borrower shall have duly executed and delivered to Lenders a Funding Certificate for such Loans.

(d) Additional Warrants. Borrower shall have executed and delivered to each Lender the Additional Warrants applicable to each of Loan H, Loan I and Loan J.

(e) Representations and Warranties. The representations and warranties made by Borrower in Section 5 shall be true and correct in all material respects (except with respect to any representation and warranty already containing a materiality qualifier, which representation and warranty shall be true and correct in all respects) as of such Funding Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

(f) Other Documents. Borrower shall have provided each Lender with such other documents and completion of such other matters, as such Lender may reasonably deem necessary or appropriate.

3.5 Conditions Precedent to Making Loan K, Loan L and Loan M. The obligation of the applicable Lender to make each of Loan K, Loan L and Loan M is further subject to satisfaction of the following conditions as of the applicable Funding Date:

(a) No Default. No Default or Event of Default shall have occurred and be continuing.

(b) Notes. Borrower shall have duly executed and delivered a Note in the amount of each of Loan K, Loan L and Loan M to the applicable Lender.

(c) Funding Certificate. Borrower shall have duly executed and delivered to Lenders a Funding Certificate for such Loans.

(d) Additional Warrants. Borrower shall have executed and delivered to each Lender the Additional Warrants applicable to each of Loan K, Loan L and Loan M.

(e) Representations and Warranties. The representations and warranties made by Borrower in Section 5 shall be true and correct in all material respects (except with respect to any representation and warranty already containing a materiality qualifier, which representation and warranty shall be true and correct in all respects) as of such Funding Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

(f) Other Documents. Borrower shall have provided each Lender with such other documents and completion of such other matters, as such Lender may reasonably deem necessary or appropriate.

3.6 Covenant to Deliver. Unless waived by each Lender (each, acting in its sole and absolute discretion), Borrower agrees (not as a condition but as a covenant) to deliver to each Lender each item required to be delivered to such Lender as a condition to each Loan, if such Loan is advanced. Borrower expressly agrees that the extension of any Loan prior to the receipt by any Lender of any such item shall not constitute a waiver by such Lender of Borrower’s obligation to deliver such item, and any such extension in the absence of a required item shall be in such Lender’s sole discretion.

4. Creation of Security Interest.

4.1 Grant of Security Interests. Borrower grants to Collateral Agent and each Lender a valid, continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt, full and complete payment of any and all Obligations and in order to secure prompt, full and complete performance by Borrower of each of its covenants and duties under each of the Loan Documents (other than the Warrants). The “Collateral” shall mean and include all right, title, interest, claims and demands of Borrower in the following:

(a) All goods (and embedded computer programs and supporting information included within the definition of “goods” under the Code) and equipment now owned or hereafter acquired, including all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(b) All inventory now owned or hereafter acquired, including all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower’s books relating to any of the foregoing;

(c) All contract rights and general intangibles (except to the extent included within the definition of Intellectual Property), now owned or hereafter acquired, including goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, claims, software, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payment intangibles, commercial tort claims, payments of insurance and rights to payment of any kind;

(d) All now existing and hereafter arising accounts, contract rights, royalties, license rights, license fees and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower (subject, in each case, to the contractual rights of third parties to require funds received by Borrower to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s books relating to any of the foregoing;

(e) All documents, cash, deposit accounts, letters of credit and letters of credit rights (whether or not the letter of credit is evidenced by a writing) and other supporting obligations, certificates of deposit, instruments, promissory notes, chattel paper (whether tangible or electronic) and investment property, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Borrower’s books relating to the foregoing; and

(f) To the extent not covered by clauses (a) through (e), all other personal property of the Borrower, whether tangible or intangible, and any and all rights and interests in any of the above and the foregoing and, any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including insurance, condemnation, requisition or similar payments and proceeds of the sale or licensing of Intellectual Property to the extent such proceeds no longer constitute Intellectual Property; but

Notwithstanding the foregoing, the Collateral shall not include (i) any Intellectual Property; provided, however, that the Collateral shall include all accounts receivables, accounts, and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (the “Rights to Payment”); provided, however, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the date hereof, include the Intellectual

Property to the extent necessary to permit perfection of Lender’s security interest in the Rights to Payment, (ii) property that is non-assignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, §25-9-406 and §25-9-408 of the Code), (iii) property for which the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral, or (iv) is property (including any attachments, accessions or replacements) that is subject to a Lien that is permitted pursuant to clause (o) of the definition of Permitted Liens, if the grant of a security interest with respect to such property pursuant to this Agreement would be prohibited by the agreement creating such Permitted Lien or would otherwise constitute a default thereunder, provided, that such property will be deemed “Collateral” hereunder upon the termination and release of such Permitted Lien.

4.2 After-Acquired Property. If Borrower shall at any time acquire a commercial tort claim, as defined in the Code, which Borrower reasonably believes could result in a damage award with an expected value greater than Fifty Thousand Dollars ($50,000), Borrower shall promptly notify Collateral Agent and each Lender in writing signed by Borrower of the brief details thereof and grant to Collateral Agent and each Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Collateral Agent and Lender.

4.3 Duration of Security Interest. Collateral Agent’s and each Lender’s security interest in the Collateral shall continue until the payment in full and the satisfaction of all Obligations (other than inchoate indemnity obligations), and termination of each Lender’s commitment to fund the Loans, whereupon such security interest shall automatically terminate. Collateral Agent and Lenders shall promptly, at Borrower’s sole cost and expense, execute such further documents and take such further actions as may be reasonably necessary to make effective the release contemplated by this Section 4.3, including duly authorizing and delivering termination statements for filing in all relevant jurisdictions under the Code. In the event (a) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (b) this Agreement is terminated, Collateral Agent and Lenders shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to SVB in its sole discretion for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to SVB cash collateral in an amount equal to at least (x) one hundred and two percent (102.0%) of the face amount of all such Letters of Credit denominated in Dollars and (y) one hundred and ten percent (110.0%) of the Dollar Equivalent of the face amount of all such Letters of Credit denominated in a Foreign Currency, plus, in each case, all interest, fees, and costs due or estimated by SVB to become due in connection therewith, to secure all of the Obligations relating to such Letters of Credit.

4.4 Location and Possession of Collateral. The Collateral is and shall remain in the possession of Borrower at its location listed on the cover page hereof or as set forth in the Disclosure Schedule or as otherwise identified to Collateral Agent in accordance with Section 7.2; provided, however, that the foregoing shall not apply to (a) movable personal property such as laptop computers, (b) any inventory that is in the possession of Borrower’s customers in the ordinary course of business, (c) any Collateral that is in transit in the ordinary course of business, (d) any Collateral maintained with Borrower’s third party logistics providers in the ordinary course of business or (e) any Collateral that is transferred in accordance with Section 7.4 of this Agreement. Borrower shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Collateral Agent or any Lender for perfection of the security interests therein created hereunder) and so long as no Event of Default has occurred, shall be entitled to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided that the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.

4.5 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Collateral Agent and each Lender, at the request of Collateral Agent or Lender, all financing statements and other documents Collateral Agent or any Lender may reasonably request, in form reasonably satisfactory to Collateral Agent and such Lender, to perfect and continue Collateral Agent’s and each Lender’s perfected security interests in the Collateral and in order to consummate fully all of the transactions contemplated under the Loan Documents.

4.6 Right to Inspect. Collateral Agent and each Lender (through any of their officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours, to inspect the books and records of Borrower and Subsidiaries and to make copies thereof and to inspect, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral. Any inspection, test or appraisal conducted hereunder shall be conducted at the sole cost and expense of Borrower, provided that such inspections shall not occur more than once during any twelve-month period unless any Event of Default has occurred that has not been waived by Lender, in which case such inspections and audits shall occur as often as Collateral Agent or any Lender shall determine is necessary.

4.7 Intellectual Property. In connection with delivery of an Officer’s Certificate pursuant to Section 6.4, Borrower shall notify Lender any patent or patent application, or trademark or trademark application, or copyright or copyright application filed by Borrower and not previously disclosed to any Lender.

4.8 Protection of Intellectual Property. Borrower shall:

(a) protect, defend and maintain the validity and enforceability of any Intellectual Property material to Borrower’s business and promptly advise Collateral Agent and Lender in writing of material infringements of which it has actual knowledge;

(b) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Lender’s written consent; and

(c) provide written notice to Collateral Agent and Lender within ten (10) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public).

4.9 [Reserved].

4.10 Banking Services. Borrower acknowledges that it previously has entered, or may in the future enter, into Bank Services Agreements with SVB. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes SVB thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and SVB to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject to Permitted Liens and Liens in favor of SVB under the Senior Loan Agreement that are permitted to have priority).

5. Representations and Warranties. Except as set forth in the Disclosure Schedule, Borrower represents and warrants as follows:

5.1 Organization and Qualification. Each of Borrower and its Subsidiaries is a corporation duly organized and validly existing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any jurisdiction in which the conduct of its business or its ownership of Property requires that it be so qualified and licensed or in which the Collateral is located, except for such states as to which any failure to so qualify would not have a Material Adverse Effect.

5.2 Authority. Borrower has all necessary power and authority to execute, deliver, and perform in accordance with the terms thereof, the Loan Documents to which it is a party. Borrower and Subsidiaries have all requisite power and authority to own and operate their Property and to carry on their businesses as now conducted. Borrower and Subsidiaries have obtained all licenses, permits, approvals and other authorizations necessary for the operation of their business, except where the failure to obtain such licenses, permits, approvals or other authorizations would not reasonably be expected to have a Material Adverse Effect.

5.3 Conflict with Other Instruments, etc. Neither the execution and delivery of any Loan Document to which Borrower is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation, the by-laws, or any other organizational documents of Borrower or any law or any regulation, order, writ, injunction or decree of any court or Governmental Authority by which Borrower or any Subsidiary or any of their respective property or assets may be bound or affected or any material agreement or instrument to which Borrower is a party or by which it or any of its Property is bound or to which it or any of its Property is subject, or constitute a default thereunder or result in the creation or imposition of any Lien, other than Permitted Liens.

5.4 Authorization; Enforceability. The execution and delivery of this Agreement, the granting of the security interest in the Collateral, the incurrence of the Loans, the execution and delivery of the other Loan Documents to which Borrower is a party and the consummation of the transactions herein and therein contemplated have each been duly authorized by all necessary action on the part of Borrower. No authorization, consent, approval, license or exemption of, and no registration, qualification, designation, declaration or filing with, or notice to, any Person is, was or will require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), nor be necessary to (a) the valid execution and delivery of any Loan Document to which Borrower is a party, (b) the performance of

Borrower’s obligations under any Loan Document or (c) the granting of the security interest in the Collateral, except for filings in connection with the perfection of the security interest in any of the Collateral or the issuance of the Warrants. The Loan Documents have been duly executed and delivered and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity.

5.5 No Prior Encumbrances. Borrower has good and marketable title to the Collateral that it purports to own, free and clear of Liens except for Permitted Liens. Borrower has good title and ownership of, or is licensed under, all of Borrower’s current material Intellectual Property. Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers, contract manufacturers, resellers and/or distributors in the ordinary course of business, and exclusive licenses that do not result in a legal transfer of title to the licensed property but may be exclusive in certain respects, including as to specific fields of use, (b) over-the-counter software that is commercially available to the public and (c) Intellectual Property licensed to Borrower. Each patent which it owns or purports to own and which is material to Borrower’s business is, to its knowledge, valid and enforceable, and no part of the Intellectual Property which Borrower owns or purports to own and which is material to Borrower’s business has been judged invalid or unenforceable, in whole or in part. Except as noted on the Disclosure Schedule or as otherwise disclosed pursuant to Section 4.8(c), Borrower is not a party to, nor is it bound by, any Restricted License. Borrower has not received any communications alleging that Borrower has violated, or by conducting its business as proposed, would violate any proprietary rights of any other Person. Borrower has no knowledge of any infringement or violation by it of the intellectual property rights of any third party and has no knowledge of any violation or infringement by a third party of any of its Intellectual Property. The Collateral and the Intellectual Property constitute substantially all of the assets and property of Borrower, and Borrower owns all Intellectual Property associated with the business of Borrower and Subsidiaries, free and clear of any liens other than Permitted Liens.

5.6 Security Interest. The provisions of this Agreement create legal and valid security interests in the Collateral in favor of Collateral Agent and Lender, and, assuming the proper filing of one or more financing statement(s) identifying the Collateral with the proper state and/or local authorities, the security interests in the Collateral granted to Collateral Agent and each Lender pursuant to this Agreement (a) constitute and will continue to constitute first priority security interests (except to the extent any Permitted Liens may have a superior priority to Collateral Agent’s and Lenders’ Liens granted under this Agreement) and (b) are and will continue to be superior and prior to the rights of all other creditors of Borrower (except to the extent any Permitted Liens may have a superior priority to Collateral Agent’s and Lenders’ Liens under this Agreement), in each case, solely to the extent that a security interest in such Collateral may be perfected by the filing of a UCC-1 financing statement with proper state and/or local authorities.

5.7 Name; Location of Chief Executive Office, Principal Place of Business and Collateral. Borrower has not done business under any name other than that specified on the signature page hereof or as otherwise disclosed pursuant to Section 7.1. Borrower’s jurisdiction of incorporation, chief executive office, principal place of business, and the place where Borrower maintains its records concerning the Collateral are presently located in the state and at the address set forth on the cover page of this Agreement or as otherwise disclosed pursuant to Section 7.2. The Collateral is presently located at the address set forth on the cover page hereof or as set forth in the Disclosure Schedule or as otherwise disclosed to Lender pursuant to Section 7.2.

5.8 Litigation. There are no actions or proceedings pending by or against Borrower or any Subsidiary before any court, arbitral tribunal, regulatory organization, administrative agency or similar body in which an adverse decision could reasonably be expected to have a Material Adverse Effect. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

5.9 Financial Statements. All financial statements relating to Borrower, any Subsidiary or any Affiliate that have been or may hereafter be delivered by Borrower to Collateral Agent or Lender present fairly in all material respects Borrower’s Consolidated financial condition as of the date thereof and Borrower’s Consolidated results of operations for the period then ended.

5.10 No Material Adverse Effect. No event has occurred and no condition exists which could reasonably be expected to have a Material Adverse Effect since December 31, 2022.

5.11 Full Disclosure. No representation, warranty or other statement made by Borrower in any Loan Document (including the Disclosure Schedule), certificate or written statement furnished to Collateral Agent or any Lender, as of the date such representation, warranty or other statement was made, taken together with all such written certificates and written statements given to Collateral Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading (it being recognized that any projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that the actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results). There is no fact known to Borrower which materially adversely affects, or which could in the future be reasonably expected to materially adversely affect, its ability to perform its obligations under this Agreement.

5.12 Solvency, Etc. Borrower is Solvent (as defined below) and, immediately after giving effect to the execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby, Borrower will be Solvent. “Solvent” means, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including contingent liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.

5.13 Subsidiaries. Except as otherwise disclosed to Lender or pursuant to Section 7.8(b), Borrower has no Subsidiaries.

5.14 Capitalization. All issued and outstanding Equity Securities of Borrower are duly authorized and validly issued, fully paid and non-assessable, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities, except for such compliance with such laws that would not reasonably be expected to result in a Material Adverse Effect.

5.15 Catastrophic Events; Labor Disputes. None of Borrower, any Subsidiary or any of their respective Property is or has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty that could reasonably be expected to have a Material Adverse Effect. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which Borrower or any Subsidiary is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the knowledge of Borrower, jurisdictional disputes or organizing activity occurring or threatened which could reasonably be expected to have a Material Adverse Effect.

5.16 Certain Agreements of Officers, Employees and Consultants.

(a) No Violation. To the knowledge of Borrower, no officer, employee or consultant of Borrower is, or is now expected to be, in violation of any term of any employment contract, proprietary information agreement, nondisclosure agreement, noncompetition agreement or any other material contract or agreement or any restrictive covenant relating to the right of any such officer, employee or consultant to be employed by Borrower because of the nature of the business conducted or to be conducted by Borrower or relating to the use of trade secrets or proprietary information of others, and to Borrower’s knowledge, the continued employment of Borrower’s officers, employees and consultants does not subject Borrower to any material liability for any claim or claims arising out of or in connection with any such contract, agreement, or covenant, except, in each case, as could not reasonably be expected to have a Material Adverse Effect.

(b) No Present Intention to Terminate. To the knowledge of Borrower, no officer of Borrower, and no employee or consultant of Borrower whose termination, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, has any present intention of terminating his or her employment or consulting relationship with Borrower.

5.17 No Plan Assets. Neither Borrower nor any Subsidiary is an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower or any Subsidiary constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) neither Borrower nor any Subsidiary is a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower or any Subsidiary are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Loan Agreement.

5.18 Sanctions, Etc. Neither Borrower nor any of its Subsidiaries is: (a) in violation of any Sanctions; or (b) a Sanctioned Person. As of the date hereof, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, none of the funds of Borrower, any Subsidiary or of their Affiliates have been derived from any unlawful activity with the result that the investment in the respective party (whether directly or indirectly), is prohibited by applicable law or the Loans are in violation of applicable law. Neither Borrower nor any of its Subsidiaries, directors, officers, employees, agents or Affiliates: (i) conducts any business or engages in any transaction or dealing with any Sanctioned Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person; (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any Sanctions; (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Sanctions; or (iv) otherwise engages in any transaction that could cause Lenders to violate any Sanctions.

5.19 Regulatory Compliance. Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System. Neither Borrower nor any Subsidiary is an “investment company” or a company controlled by an “investment company” under the Investment Company Act of 1940. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no proceeds of any Loan will be used to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

5.20 Payment of Taxes. All federal income and other material tax returns, reports and statements (including any attachments thereto or amendments thereof) of Borrower and its Subsidiaries filed or required to be filed by any of them have been timely filed (or extensions have been obtained and such extensions have not expired) and all taxes shown on such tax returns or otherwise due and payable and all assessments, fees and other governmental charges upon Borrower, its Subsidiaries and their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, except (i) for the payment of any such taxes, assessments, fees and other governmental charges which are being diligently contested by Borrower in good faith by appropriate proceedings and for which adequate reserves have been made under GAAP and (ii) taxes, assessments, fees and other governmental charges that do not, individually or in the aggregate, exceed Fifty Thousand Dollars ($50,000). To the knowledge of Borrower, no federal income or other material tax return of Borrower or any Subsidiary is currently under an audit or examination, and Borrower has not received written notice of any proposed audit or examination, in each case, where a material amount of tax is at issue. Borrower is not an “S corporation” within the meaning of Section 1361(a)(1) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

5.21 Anti-Terrorism Laws. Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person

(including any Person participating in the Loans, whether as lender, underwriter, advisor, investor or otherwise). Lenders hereby notify Borrower that pursuant to the requirements of Anti-Terrorism Laws, and each Lender’s policies and practices, such Lender is required to obtain, verify and record certain information and documentation that identifies Borrower and its principals, which information includes the name and address of Borrower and its principals and such other information that will allow such Lender to identify such party in accordance with Anti-Terrorism Laws.

5.22 Healthcare Permits. Neither Borrower nor any of its Subsidiaries has, from the date commencing three years prior to the Closing Date, received written notice from any Governmental Authority with respect to the revocation, suspension, restriction, limitation or termination of any Healthcare Permit nor, to the knowledge of Borrower or any of its Subsidiaries, is any such action proposed or threatened in writing.

5.23 Compliance with Healthcare Laws. (a) From the date commencing three years prior to the Closing Date, Borrower has not received written notice by a Governmental Authority of any violation (or of any investigation, audit, or other proceeding involving allegations of any violation) of any Healthcare Laws, and no investigation, inspection, audit or other proceeding involving allegations of any violation is, to the knowledge of Borrower, threatened in writing or contemplated, except, in each case, as could not reasonably be expected to have a Material Adverse Effect on Borrower’s business or operations; (b) to the knowledge of Borrower, on and from the date commencing three years prior to the Closing Date, Borrower has not been debarred or excluded from participation under a state or federal health care program; and (c) Borrower is not a party to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders or similar agreements with or imposed by any Governmental Authority.

6. Affirmative Covenants. Borrower, until the full and complete payment of the Obligations (other than inchoate indemnity obligations), covenants and agrees that:

6.1 Good Standing. Borrower shall maintain, and cause each of its Subsidiaries to maintain, its corporate existence and its good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Borrower shall maintain, and cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.

6.2 Government Compliance. (a) Borrower shall comply, and cause each of its Subsidiaries to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, including all applicable Healthcare Laws, noncompliance with which could reasonably be expected to have a Material Adverse Effect; and (b) Borrower shall obtain all of the Governmental Approvals necessary for the performance by Borrower and each of its Subsidiaries of their obligations under the Loan Documents to which it is a party, including any grant of a security interest to Collateral Agent and Lenders, and promptly provide copies of any such obtained Governmental Approvals to Lenders.

6.3 Financial Statements, Reports, Certificates. Borrower shall deliver to Lender: (a) as soon as available, but in any event within thirty (30) days after the end of each month, a Borrower prepared Consolidated balance sheet and Consolidated income statement covering Borrower’s operations during such period, and aging of Borrower’s accounts receivable and accounts payable, all certified by Borrower’s president, treasurer, controller or chief financial officer (each, a “Responsible Officer”); (b) as soon as available, but in any event within thirty (30) days after the end of each fiscal quarter, a Borrower prepared Consolidated cash flow statement covering Borrower’s operations during such period, certified by a Responsible Officer; (c) at the same time such is provided to the lender providing the Indebtedness permitted pursuant to clause (i) of the definition of “Permitted Indebtedness”, Borrower’s borrowing base certificate (or similar document) calculating the principal amount of such Indebtedness available to be borrowed by Borrower, (d) as soon as available, but in any event within two hundred seventy (270) days after the end of Borrower’s fiscal year, audited Consolidated financial statements of Borrower prepared in accordance with GAAP, together with an unqualified opinion (other than a “going concern” qualification resulting from the impending maturity of any Indebtedness) on such financial statements of a nationally recognized or other independent public accounting firm reasonably acceptable to Lender; (e) as soon as available, but in any event within thirty (30) days after the end of Borrower’s fiscal year, Borrower’s operating budget and plan for the next fiscal year, as approved by Borrower’s board of directors; (f) within fifteen (15) days after the same are sent or received, copies of all correspondence, reports, documents and other filings by Borrower or any of its Subsidiaries with any Governmental Authority regarding the revocation, suspension, restriction, limitation or termination of any Healthcare Permit or that could otherwise reasonably be expected to have a Material Adverse Effect; and (f) such other financial information as any Lender may reasonably request from time to time. From and after such time as Borrower becomes a publicly reporting company, promptly as they are available and in any event: (i) at the time of filing of Borrower’s Form 10‑K with the Securities and Exchange Commission after the end of each fiscal year of Borrower, the financial statements of Borrower filed with such Form 10‑K; and (ii) at the time of filing of Borrower’s Form 10‑Q with the Securities and Exchange Commission after the end of each of the first three fiscal quarters of Borrower, the Consolidated financial statements of Borrower filed with such Form 10‑Q; provided that, in each case, such financial statements may be delivered electronically or on Borrower’s website and, if so delivered, shall be deemed to have been delivered on the date of the filing. In addition, Borrower shall deliver to each Lender (A) promptly upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders and (B) promptly after receipt of notice thereof, a report of any material legal actions pending or threatened against Borrower or any Subsidiary or the commencement of any action, proceeding or governmental investigation involving Borrower or any Subsidiary is commenced that is reasonably expected to result in damages or costs to Borrower of One Hundred Thousand Dollars ($100,000) or more.

6.4 Certificates of Compliance. Each time financial statements are furnished pursuant to Section 6.3 above, Borrower shall deliver to each Lender an Officer’s Certificate signed by a Responsible Officer in the form of, and certifying to the matters set forth in Exhibit E hereto.

6.5 Notice of Defaults. As soon as possible, and in any event within five (5) days after the discovery of a Default or an Event of Default, Borrower shall provide each Lender with an Officer’s Certificate setting forth the facts relating to or giving rise to such Default or Event of Default and the action which Borrower proposes to take with respect thereto.

6.6 Taxes. Borrower shall make, and cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law or imposed upon any Property belonging to it, and will execute and deliver to Collateral Agent and each Lender, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Collateral Agent and each Lender with proof satisfactory to each Lender indicating that Borrower and each Subsidiary has made such payments or deposits; provided that Borrower need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings which suspend the collection thereof (provided that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of any material item of Collateral or Collateral which in the aggregate is material to Borrower and that Borrower has adequately bonded such amounts or reserves sufficient to discharge such amounts have been provided on the books of Borrower) or if any such payments do not, individually or in the aggregate, exceed Fifty Thousand Dollars ($50,000). In addition, Borrower shall not change, and shall not permit any Subsidiary to change, its respective jurisdiction of residence for taxation purposes.

6.7 Use; Maintenance. Borrower shall keep and maintain all items of equipment and other similar types of personal property that form any significant portion or portions of the Collateral in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Borrower shall not permit any such material item of Collateral to become a fixture to real estate or an accession to other personal property, without the prior written consent of Collateral Agent and each Lender. Borrower shall not permit any such material item of Collateral to be operated or maintained in violation of any applicable law, statute, rule or regulation. With respect to items of leased equipment (to the extent Collateral Agent or any Lender have any security interest in any residual Borrower’s interest in such equipment under the lease), Borrower shall keep, maintain, repair, replace and operate such leased equipment in accordance with the terms of the applicable lease.

6.8 Insurance. Borrower shall keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location, and as Collateral Agent or Lender may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Collateral Agent and each Lender. All property policies shall have a lender’s loss payable endorsement showing Collateral Agent as an additional loss payee and all liability policies shall show Collateral Agent as an additional insured and all policies shall provide that the insurer must give Collateral Agent at least thirty (30) days notice before canceling its policy. At Collateral Agent’s or any Lender’s request, Borrower shall deliver copies of policies and evidence of all premium payments. Proceeds payable under any property policy shall, at Collateral Agent’s or any Lender’s option, be payable to Collateral Agent, for the benefit of Lenders, or to Lenders on account of the Obligations. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any property policy, toward the replacement or repair of destroyed or damaged property; provided that (a) any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) to the extent constituting Collateral, shall be deemed

Collateral in which Collateral Agent and each Lender have been granted a first priority security interest (except to the extent any Permitted Liens may have a superior priority to Collateral Agent’s and Lenders’ Liens as permitted by this Agreement) and (b) after the occurrence and during the continuation of an Event of Default all proceeds payable under such property policy shall, at the option of Collateral Agent or any Lender, be payable to Collateral Agent, for the benefit of Lenders, or to Lenders on account of the Obligations. If Borrower fails to obtain insurance as required under Section 6.8 or to pay any amount or furnish any required proof of payment to third persons and Collateral Agent, Collateral Agent or any Lender may make all or part of such payment or obtain such insurance policies required in Section 6.8, and take any action under the policies Collateral Agent or any Lender deems prudent. On or prior to the first Funding Date and prior to each policy renewal, Borrower shall furnish to Collateral Agent certificates of insurance or other evidence satisfactory to Collateral Agent that insurance complying with all of the above requirements is in effect.

6.9 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Collateral Agent or any Lender to make effective the purposes of this Agreement, including the continued perfection and priority of Collateral Agent’s and Lender’s security interest in the Collateral.

6.10 Subsidiaries. Borrower, upon any Lender’s or Collateral Agent’s request, shall cause any Subsidiary to provide Lenders and Collateral Agent with a guaranty of the Obligations and a security interest in such Subsidiary’s assets to secure such guaranty.

6.11 Keeping of Books. Borrower shall keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of Borrower and its Subsidiaries in accordance with GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end adjustment).

6.12 Required Revenue. Commencing on the last day of the calendar quarter in which Borrower’s Net Indebtedness exceeds Forty Million Dollars ($40,000,000) and continuing until the repayment in full of the Obligations (other than any inchoate indemnity obligations), Borrower shall, as of the last day of each fiscal quarter, achieve Annualized Trailing Six Month Revenue in an amount equal to or no less than Borrower’s Net Indebtedness.

6.13 Deposit Accounts. Borrower shall, commencing on the date of this Agreement and continuing through the repayment in full of the Obligations, maintain account balances in Borrower’s, any of its Subsidiaries’, and any Guarantor’s operating accounts and depository accounts at or through SVB representing at least fifty percent (50%) of the Dollar Equivalent value of all deposit account balances of Borrower, such Subsidiary, and such Guarantor at all financial institutions. In addition to the foregoing, Borrower, any Subsidiary of Borrower and any Guarantor, shall obtain any business credit card, letter of credit and cash management services exclusively from SVB. In addition to and without limiting the restrictions in the foregoing, Borrower shall provide Collateral Agent and Lenders with notice within the then-next Officer’s Certificate after establishing any Collateral Account at or with any bank or financial institution. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution at or with which any Collateral Account is maintained to execute and deliver an Account Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Collateral Agent’s Lien and each Lender’s Lien in such Collateral Account in accordance with the terms hereunder, which Account Control Agreement may not be terminated without the prior written consent of Collateral Agent and each Lender. The provisions of the previous sentence shall not apply to the Excluded Accounts.

6.14 Sanctions. Borrower shall: (a) not, and not permit any of its Subsidiaries to, engage in any of the activities described in Section 5.18 of this Agreement in the future; (b) not, and not permit any of its Subsidiaries to, become a Sanctioned Person; (c) ensure that the proceeds of the Obligations are not used to violate any Sanctions; and (d) deliver to Collateral Agent and Lender any certification or other evidence requested from time to time by Collateral Agent or, as the case may be, such Lender in its sole discretion, confirming each such Person’s compliance with this Section 6.14. In addition, Borrower shall have implemented, and will consistently apply while this Agreement is in effect, procedures to ensure that the representations and warranties in Section 5.18 of this Agreement remain true and correct while this Agreement is in effect.

6.15 Post-Closing Obligation. (a) On or before February 29, 2024 (or such later date as each Lender may determine in its sole discretion), either (i) Borrower shall provide, in form and substance satisfactory to each Lender, a copy of an Account Control Agreement to perfect Collateral Agent’s Lien in the First Republic Accounts, or (ii) Borrower shall provide evidence satisfactory to each Lender that the First Republic Accounts have been closed; (b) on or before February 29, 2024 (or such later date as each Lender may determine in its sole discretion), either (i) Borrower shall provide, in form and substance satisfactory to each Lender, a copy of a Control Agreement to perfect Collateral Agent’s Lien in the Merrill Account, or (ii) Borrower shall provide evidence satisfactory to each Lender that the Merrill Account has been closed; (c) on or before February 29, 2024 (or such later date as each Lender may determine in its sole discretion), Borrower shall provide evidence satisfactory to each Lender that the Citi Account has been closed, (d) within sixty (60) days of the Closing Date (or such later date as each Lender may determine in its sole discretion), Borrower shall use commercially reasonable efforts to deliver the following documents to each Lender, in form and substance acceptable to each Lender, (i) a duly executed landlord’s consent in favor of Collateral Agent by the respective landlord thereof for 360 N. Pastoria Ave., Sunnyvale, CA 94085, and (ii) a duly executed bailee waiver in favor of Collateral Agent by the respective bailee thereof for 2055 S. 7th St., San Jose, CA 95112, and (e) within ten (10) days after the Closing Date (or such later date as Lenders may determine in their sole discretion), Borrower shall deliver to Lenders a copy of an Account Control Agreement with respect to Borrower’s Deposit Accounts with SVB in favor of Collateral Agent.

7. Negative Covenants. Borrower, until the full and complete payment of the Obligations (other than inchoate indemnity obligations), covenants and agrees that Borrower shall not:

7.1 Chief Executive Office. Change its name or jurisdiction of incorporation, without ten (10) days prior written notice to Collateral Agent. Change its chief executive office or principal place of business without ten (10) Business Days prior written notice to Collateral Agent.

7.2 Collateral Control. Subject to its rights under Sections 4.4 and 7.4, remove any items of Collateral from Borrower’s facility located at the address set forth on the cover page hereof or as set forth on the Disclosure Schedule, without prior written notice to Lenders; provided however, that the foregoing shall not apply to any (i) moveable items of personal property such as laptop computers, (ii) inventory in the possession of Borrower’s customers in the ordinary course of business, (iii) Collateral in transit in the ordinary course of business, (iv) any Collateral maintained with Borrower’s third party logistics providers in the ordinary course of business and (v) any Collateral that is transferred in accordance with Section 7.4 of this Agreement. If Borrower intends to add any new offices or business locations, including warehouses, containing in excess of One Hundred Thousand Dollars ($100,000) of Borrower’s assets or property, then Borrower will use commercially reasonable efforts to cause the landlord of any such new offices or business locations, including warehouses, to execute and deliver a landlord consent in form and substance satisfactory to Collateral Agent and Lenders. If Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Five Hundred Thousand Dollars ($500,000) to a bailee, and Collateral Agent and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will use commercially reasonable efforts to cause such bailee to execute and deliver a bailee agreement in form and substance satisfactory to Collateral Agent and Lenders.

7.3 Liens. Create, incur, allow or suffer, or permit any Subsidiary to create, incur, allow or suffer, any Lien on any of its property, or assign or convey any right to receive income, including the sale of any accounts except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein (except to the extent any Permitted Liens may have a superior priority to Collateral Agent’s and Lenders’ Liens as permitted by this Agreement), or consummate any agreement, document, instrument or other arrangement (except with or in favor of Collateral Agent, for the benefit of Lenders, or Lenders) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property in favor of Collateral Agent or any Lender, except (a) as otherwise permitted in Section 7.4 hereof and (b) as permitted in the definition of “Permitted Liens” herein.

7.4 Other Dispositions of Collateral. Convey, sell, lease or otherwise dispose of, or permit any Subsidiary to convey, sell, lease or otherwise dispose, of all or any part of the Collateral to any Person (collectively, a “Transfer”), except for: (a) Transfers of inventory in the ordinary course of business; (b) Transfers of worn-out or obsolete equipment made in the ordinary course of business; and (c) Transfers constituting Permitted Liens; (d) Transfers constituting Permitted Investments; and (e) Transfers of other assets of Borrower or its Subsidiaries that do not in the aggregate exceed $100,000 during any fiscal year.

7.5 Distributions. (a) Pay any dividends or make any distributions, or permit any Subsidiary to pay any dividends or make any distributions, on their respective Equity Securities; (b) purchase, redeem, retire, defease or otherwise acquire, or permit any Subsidiary to purchase, redeem, retire, defease or otherwise acquire, for value any of their respective Equity Securities (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar arrangements in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000) in any fiscal year); (c) return, or permit any Subsidiary to return, any capital to any holder of its Equity Securities as such; (d) make, or permit any Subsidiary to make, any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; or (e) set apart any sum for any such purpose; provided, however, (i) Borrower may pay dividends payable solely in Borrower’s common stock and (ii) any Subsidiary of Borrower may pay dividends or make other distributions to Borrower or any Subsidiary thereof.

7.6 Mergers or Acquisitions. Merge or consolidate, or permit any Subsidiary to merge or consolidate, with or into any other Person or acquire, or permit any Subsidiary to acquire, all or substantially all of the capital stock, partnership, membership, or other ownership interest or other equity securities or property of another Person; provided that (a) any Subsidiary that is not a Borrower or secured Guarantor hereunder may merge into another Subsidiary that is not a Borrower or secured Guarantor hereunder, and (b) any Subsidiary may merge into Borrower so long as Borrower is the surviving entity.

7.7 Change in Business or Ownership. Engage, or permit any Subsidiary to engage, in any business other than the businesses engaged in by Borrower or such Subsidiary as of the date of this Agreement, as applicable, or reasonably related thereto or have a material change in Borrower’s ownership equal to or greater than fifty percent (50%) other than (a) by the sale by Borrower of Borrower’s Equity Securities in a public offering or (b) to venture capital or strategic investors so long as Borrower identifies to Lenders and Collateral Agent the venture capital or strategic investors prior to the execution of a definitive agreement relating to such change of ownership and any such venture capital investors that purchase or otherwise acquire twenty-five percent (25%) or more of the ownership of Borrower in one or a series of transactions have cleared each Lender’s “know your customer” checks.

7.8 Transactions With Affiliates; Creation of Subsidiaries. (a) Enter, or permit any Subsidiary to enter, into any contractual obligation with any Affiliate or engage in any other transaction with any Affiliate except upon terms at least as favorable to Borrower or such Subsidiary, as applicable, as an arms-length transaction with Persons who are not Affiliates of Borrower, except for (i) transactions permitted by Sections 7.5 and 7.6, (ii) transactions by or among Borrower and its Subsidiaries that are not otherwise prohibited by this Agreement, and (iii) any equity financings not otherwise prohibited by this Agreement; or (b) create a Subsidiary without providing at least 10 Business Days advance notice thereof to each Lender and, if requested by any Lender, such Subsidiary guarantees the Obligations and grants a security interest in its assets to secure such guaranty, in each case on terms reasonably satisfactory to Collateral Agent and Lenders.

7.9 Indebtedness Payments. (a) Prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money (other than amounts due or permitted to be prepaid under this Agreement or under any revolving credit agreement constituting Permitted Indebtedness under clause (i) of the definition of “Permitted Indebtedness”) or lease obligations, (b) except as permitted under clause (a), amend, modify or otherwise change the terms of any Indebtedness for borrowed money or lease obligations so as to accelerate the scheduled repayment thereof, or (c) repay any notes to officers, directors or shareholders.

7.10 Indebtedness. Create, incur, assume or permit, or permit any Subsidiary to create, incur, or permit to exist, any Indebtedness except Permitted Indebtedness.

7.11 Investments. Make, or permit any Subsidiary to make, any Investment except for Permitted Investments.

7.12 Compliance. (a) Become, or permit any Subsidiary to become, an “investment company” or a company controlled by an “investment company” under the Investment Company Act of 1940, or undertake as one of its important activities, extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Loan for that purpose; (b) become, or permit any Subsidiary to become, subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money; or (c) (i) fail, or permit any Subsidiary to fail, to meet the minimum funding requirements of the Employment Retirement Income Security Act of 1974, and its regulations, as amended from time to time (“ERISA”), permit, or (ii) permit, or permit any Subsidiary to permit, a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; (d) fail, or permit any Subsidiary to fail, to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have Material Adverse Effect.

7.13 Maintenance of Accounts. (a) Maintain any Collateral Account except pursuant to the terms of Section 6.13, or (b) grant or allow any other Person (other than Collateral Agent or Lender) to perfect a security interest in, or enter into any agreements with any Persons (other than Collateral Agent or Lender) accomplishing perfection via control as to, any of its deposit accounts or securities accounts (other than the Excluded Accounts), other than in favor of the lender providing Borrower with Indebtedness permitted under subsection (i) of the definition of “Permitted Indebtedness”.

7.14 Negative Pledge Regarding Intellectual Property. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Lien of any kind upon any Intellectual Property or Transfer any Intellectual Property, whether now owned or hereafter acquired, other than (i) Permitted Liens and (ii) Transfers permitted by Section 7.4.

8. Events of Default. Any one or more of the following events shall constitute an “Event of Default” by Borrower under this Agreement:

8.1 Failure to Pay. If Borrower fails to pay when due and payable or when declared due and payable in accordance with the Loan Documents: (a) any Scheduled Payment on the relevant Payment Date or on the relevant Maturity Date; or (b) any other portion of the Obligations within five (5) Business Days after receipt of written notice from Lender that such payment is due.

8.2 Certain Covenant Defaults. If Borrower fails to perform any obligation arising under Sections 2.1(c), 6.5 6.8, 6.12 or 6.14 or violates any of the covenants contained in Section 7 of this Agreement.

8.3 Other Covenant Defaults. If Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement (other than as set forth in Sections 8.1, 8.2 or 8.4 through 8.14), in any of the other Loan Documents and

Borrower has failed to cure such default within fifteen (15) days of the occurrence of such default to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default. During this fifteen (15) day period, the failure to cure the default is not an Event of Default (but no Loan will be made during the cure period).

8.4 [Intentionally Omitted.]

8.5 Investor Abandonment. If any Lender determines in its reasonable good faith judgment, that it is the clear intention of none of Borrower’s investors to continue to fund Borrower in the amounts and within the timeframe necessary to enable Borrower to satisfy the Obligations as they become due and payable and Borrower’s unrestricted cash and cash equivalents at such time is less than the sum of (a) the then outstanding principal balance of the Loans, plus (b) all Indebtedness owing from Borrower to SVB under the Senior Loan Agreement.

8.6 Seizure of Assets, Etc. (a) If any material portion of Borrower’s or any Subsidiary’s assets (i) is attached, seized, subjected to a writ or distress warrant, or is levied upon or (ii) comes into the possession of any trustee, receiver or Person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, (b) if Borrower or any Subsidiary is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, (c) if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s or any Subsidiary’s assets or (d) if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower’s or any Subsidiary’s assets by the United States Government, or any department agency or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof; provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower.

8.7 Service of Process. (a) The service of process upon Collateral Agent or any Lender seeking to attach by a trustee or other process any funds of Borrower on deposit or otherwise held by Collateral Agent or such Lender, (b) the delivery upon Collateral Agent or any Lender of a notice of foreclosure by any Person seeking to attach or foreclose on any funds of Borrower on deposit or otherwise held by Collateral Agent or such Lender or (c) the delivery of a notice of foreclosure or exclusive control to any entity holding or maintaining Borrower’s deposit accounts or accounts holding securities by any Person (other than Collateral Agent or any Lender) seeking to foreclose or attach any such accounts or securities, and in each case, the same are not, within thirty (30) days after the occurrence thereof, discharged, dismissed, rescinded or stayed.

8.8 Default on Indebtedness. One or more defaults shall exist under any agreement with any third party or parties which consists of the failure to pay any Indebtedness of Borrower or any Subsidiary at maturity or which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of Indebtedness in an aggregate amount in excess of Two Hundred Fifty Thousand Dollars ($250,000).

8.9 Judgments. If a judgment or judgments for the payment of money (to the extent not paid or fully covered by insurance as to which the relevant insurance company has not denied coverage) in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) shall be rendered against Borrower or any Subsidiary and shall remain unsatisfied and unstayed for a period of thirty (30) days or more.

8.10 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty, representation, statement, certification, or report made to Collateral Agent or Lender by Borrower or any officer, employee, agent, or director of Borrower.

8.11 Breach of Warrant. If Borrower shall breach any material term of any Warrant.

8.12 Unenforceable Loan Document. If any Loan Document shall in any material respect cease to be, or Borrower shall assert that any Loan Document is not, a legal, valid and binding obligation of Borrower enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity).

8.13 Involuntary Insolvency Proceeding. (a) If a proceeding shall have been instituted in a court having jurisdiction in the premises (i) seeking a decree or order for relief in respect of Borrower or any Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) for the appointment of a receiver, liquidator, administrator, assignee, custodian, trustee (or similar official) of Borrower or any Subsidiary or for any substantial part of its Property or (iii) for the winding-up or liquidation of its affairs, and in each case, such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or (b) such court shall enter a decree or order granting the relief sought in any such proceeding.

8.14 Voluntary Insolvency Proceeding. If Borrower or any Subsidiary shall (a) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (b) consent to the entry of an order for relief in an involuntary case under any such law, (c) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of Borrower or any Subsidiary or for any substantial part of its Property, (d) shall make a general assignment for the benefit of creditors, (e) shall fail generally to pay its debts as they become due or (f) take any corporate action in furtherance of any of the foregoing.

8.15 Governmental Approvals. Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term and, in each case, such revocation, rescission, suspension, modification or non-renewal has resulted in or could reasonably be expected to result in a Material Adverse Effect.

8.16 Delisting. After an initial public offering of the Borrower’s common stock on an exchange or market, such shares are delisted from such exchange or market because of Borrower’s failure to comply with continued listing standards thereof or due to a voluntary delisting which results in such shares not being listed on such exchange or market.

8.17 Senior Loan Agreement. The occurrence of an Event of Default (as defined in the Senior Loan Agreement).

9. Lenders’ Rights and Remedies.

9.1 Rights and Remedies. Upon the occurrence of any Default or Event of Default that has not been waived by each Lender, no Lender shall have any further obligation to advance money or extend credit to or for the benefit of Borrower. In addition, upon the occurrence of an Event of Default that has not been waived by each Lender, Collateral Agent and each Lender shall have the rights, options, duties and remedies of a secured party as permitted by law or equity, including all remedies provided under the Code, and, in addition to and without limitation of the foregoing, Collateral Agent, on behalf of Lenders, or any Lender (acting alone) may, at its election, subject to the terms of the Lender Intercreditor Agreement, but otherwise without notice of election and without demand, do any one or more of the following, all of which are authorized by Borrower:

(a) Acceleration of Obligations. Declare all Obligations, whether evidenced by this Agreement, or by any of the other Loan Documents, including (i) any accrued and unpaid interest, (ii) the amounts which would have otherwise come due under Section 2.3(b)(ii) if the Loans had been voluntarily prepaid, (iii) the unpaid principal balance of the Loans and (iv) all other sums, if any, that shall have become due and payable hereunder, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.13 or 8.14 all Obligations shall become immediately due and payable without any action by Collateral Agent or any Lender);

(b) Protection of Collateral. Make such payments and do such acts as Collateral Agent or any Lender considers necessary or reasonable to protect Collateral Agent’s and each Lender’s security interest in the Collateral. Borrower agrees to assemble the Collateral if Collateral Agent or any Lender so requires and to make the Collateral available to Collateral Agent or any Lender as Collateral Agent or any Lender may designate. Borrower authorizes Collateral Agent, each Lender and their designees and agents to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien which in Collateral Agent’s or any Lender’s determination appears or is claimed to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower’s owned premises, Borrower hereby grants Collateral Agent and each Lender a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Collateral Agent’s and each Lender’s rights or remedies provided herein, at law, in equity, or otherwise;

(c) Preparation of Collateral for Sale. Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Collateral Agent, Lenders and their agents and any purchasers at or after foreclosure are hereby granted a non-exclusive, fully paid, royalty-free license, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower’s Intellectual Property, including labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any Property of a similar nature, now or at any time hereafter owned or acquired by Borrower or in which Borrower now or at any time hereafter has any rights; provided that such license shall only be exercisable in connection with the disposition of Collateral upon Collateral Agent’s or any Lender’s exercise of its remedies hereunder;

(d) Sale of Collateral. Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Collateral Agent or any Lender determines are commercially reasonable;

(e) Purchase of Collateral. Credit bid and purchase all or any portion of the Collateral at any public sale;

(f) Letters of Credit. Demand that Borrower (i) deposit cash with SVB in an amount equal to at least (A) one hundred and two percent (102.0%) of the aggregate face amount of any Letters of Credit denominated in U.S. dollars remaining undrawn, and (B) one hundred and ten percent (110.0%) of the Dollar Equivalent of the aggregate face amount of any Letters of Credit denominated in a Foreign Currency remaining undrawn (plus, in each case, all interest, fees, and costs due or estimated by SVB to become due in connection therewith), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit; and

(g) Accounts. Place a “hold” on any account maintained with SVB and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Account Control Agreement or similar agreements providing control of any Collateral.

Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

9.2 Set Off Right. Collateral Agent and each Lender may set off and apply to the Obligations any and all Indebtedness at any time owing to or for the credit or the account of Borrower or any other assets of Borrower in Collateral Agent’s or Lender’s possession or control.

9.3 Effect of Sale. Upon the occurrence of an Event of Default that has not been waived by each Lender, to the extent permitted by law, Borrower covenants that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of, any stay or extension law now or at any time hereafter in force, nor claim, take nor insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Collateral or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and, to the full extent legally permitted, except as to rights expressly provided herein, hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of Borrower, acquiring any interest in or title to the Collateral or any part thereof subsequent to the date of this Agreement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Collateral Agent or any Lender, but will suffer and permit the execution of every such power as though no such power, law or laws had been made or enacted. Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Borrower in and to the Property sold, and shall be a perpetual bar, both at law and in equity, against Borrower, its successors and assigns, and against any and all Persons claiming the Property sold or any part thereof under, by or through Borrower, its successors or assigns.

9.4 Power of Attorney in Respect of the Collateral. Borrower does hereby irrevocably appoint Collateral Agent, on behalf of Lenders (which appointment is coupled with an interest) the true and lawful attorney in fact of Borrower for the limited purpose, with full power of substitution and in its name to file any notices of security interests, financing statements and continuations and amendments thereof pursuant to the Code or federal law, as may be necessary to perfect or to continue the perfection of Collateral Agent’s and each Lender’s security interests in the Collateral. Borrower does hereby irrevocably appoint Collateral Agent, on behalf of Lenders (which appointment is coupled with an interest), on the occurrence of an Event of Default that has not been waived by each Lender, the true and lawful attorney in fact of Borrower, with full power of substitution and in its name: (a) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 4 with full power to settle, adjust or compromise any claim thereunder as fully as if Collateral Agent or such Lender were Borrower itself; (b) to receive payment of and to endorse the name of Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Collateral Agent’s or any Lender’s possession or under Collateral Agent’s or any Lender’s control; (c) to make all demands, consents and waivers, or take any other action with respect to, the Collateral; (d) in Collateral Agent’s or any Lender’s discretion to file any claim or take any other action or proceedings, either in its own name or in the name of Borrower or otherwise, which Collateral Agent or any Lender may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Collateral Agent and each Lender in and to the Collateral; (e) endorse Borrower’s name on any checks or other forms of payment or security; (f) sign Borrower’s name on any invoice or bill of lading for any account or drafts against account debtors; (g) make, settle, and adjust all claims under Borrower’s insurance policies; (h) settle and adjust disputes and claims about the accounts directly with account debtors, for amounts and on terms Collateral Agent or any Lender determines reasonable; (i) transfer the Collateral into the name of Collateral Agent, any Lender or a third party as the Code permits; and (j) to otherwise act with respect thereto as though Collateral Agent or such Lender were the outright owner of the Collateral.

9.5 Lender’s Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Collateral Agent or any Lender may do any or all of the following: (a) make payment of the same or any part thereof; or (b) obtain and maintain insurance policies of the type discussed in Section 6.8 of this Agreement, and take any action with respect to such policies as Collateral Agent or any Lender deems prudent. Any amounts paid or deposited by Collateral Agent or any Lender shall constitute Lender’s Expenses, shall be immediately due and payable, shall bear interest at the Default Rate and shall be secured by the Collateral. Any payments made by Collateral Agent or any Lender shall not constitute an agreement by Collateral Agent or any Lender to make similar payments in the future or a waiver by Collateral Agent or any Lender of any Event of Default under this Agreement. Borrower shall pay all reasonable fees and expenses, including Lender’s Expenses, incurred by Collateral Agent or any Lender in the enforcement or attempt to enforce any of the Obligations hereunder not performed when due.

9.6 Remedies Cumulative; Independent Nature of Lender’s Rights. Collateral Agent’s and each Lender’s rights and remedies under this Agreement and the Loan Documents shall be cumulative. Collateral Agent and each Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No failure on the part of Collateral Agent or any Lender to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right. The Obligations of Borrower to any Lender or Collateral Agent may be enforced by any Lender or Collateral Agent against Borrower in accordance with the terms of this Agreement and the other Loan Documents and, to the fullest extent permitted by applicable law, it shall not be necessary for Collateral Agent or any other Lender, as applicable, to be joined as an additional party in any proceeding to enforce such Obligations.

9.7 Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Collateral Agent or any Lender, at the time of or received by Collateral Agent or any Lender after the occurrence of an Event of Default hereunder that has not been waived by each Lender) shall be paid to and applied in accordance with the Lender Intercreditor Agreement.

9.8 Reinstatement of Rights. If Collateral Agent or any Lender shall have proceeded to enforce any right under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Collateral Agent and each Lender shall be restored to their former position and rights hereunder with respect to the Property subject to the security interest created under this Agreement.

10. Waivers; Indemnification.

10.1 Demand; Protest. To the fullest extent permitted by law, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default (except as expressly set forth herein), nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Collateral Agent or any Lender on which Borrower may in any way be liable.

10.2 Lender’s Liability for Collateral. So long as Collateral Agent and each Lender comply with their obligations, if any, under the Code, neither Collateral Agent nor any Lender shall in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause other than Collateral Agent’s or any Lender’s gross negligence or willful misconduct; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

10.3 Indemnification and Waiver. Whether or not the transactions contemplated hereby shall be consummated:

(a) General Indemnity. Borrower agrees upon demand to pay or reimburse Collateral Agent and Lenders for all liabilities, obligations and out-of-pocket expenses, including Lender’s Expenses and reasonable fees and expenses of counsel for Collateral Agent and each Lender from time to time arising in connection with the enforcement or collection of sums due under the Loan Documents, and in connection with any amendment or modification of the Loan Documents or any “work-out” in connection with the Loan Documents. Borrower shall indemnify, reimburse and hold Collateral Agent, each Lender, and each of their respective successors, assigns, agents, attorneys, officers, directors, equity holders, servants, agents and employees (each an “Indemnified Person”) harmless from and against all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including claims relating to environmental discharge, cleanup or compliance), all costs and expenses whatsoever to the extent they may be incurred or suffered by such Indemnified Person in connection therewith (including reasonable attorneys’ fees and expenses), fines, penalties (and other charges of any applicable Governmental Authority), licensing fees relating to any item of Collateral, damage to or loss of use of property (including consequential or special damages to third parties or damages to Borrower’s property), or bodily injury to or death of any person (including any agent or employee of Borrower) (each, a “Claim”), directly or indirectly relating to or arising out of the use of the proceeds of the Loans or otherwise, the falsity of any representation or warranty of Borrower or Borrower’s failure to comply with the terms of this Agreement or any other Loan Document; provided, however, that Borrower shall not indemnify an Indemnified Person for any Claim arising as a result of such Indemnified Person’s gross negligence or willful misconduct. The foregoing indemnity shall cover, without limitation, (i) any Claim in connection with a design or other defect (latent or patent) in any item of equipment or product included in the Collateral, (ii) any Claim for infringement of any patent, copyright, trademark or other intellectual property right, (iii) any Claim resulting from the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Materials on the premises owned, occupied or leased by Borrower, including any Claims asserted or arising under any Environmental Law, (iv) any Claim for negligence or strict or absolute liability in tort or (v) any Claim asserted as to or arising under any Account Control Agreement or any Landlord Agreement; provided, however, Borrower shall not indemnify any Indemnified Person for any liability incurred by such Indemnified Person as a result of such Indemnified Person’s gross negligence or willful misconduct. Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Agreement. Upon Collateral Agent’s or any Lender’s written demand, Borrower shall assume and diligently conduct, at its sole cost and expense, the entire defense of Collateral Agent and each Lender, each of their members, partners, and each of their respective, agents, employees, directors, officers, equity holders, successors and assigns against any indemnified Claim described in this Section 10.3(a). Borrower shall not settle or compromise any Claim against or involving Collateral Agent or any Lender without first obtaining Collateral Agent’s or such Lender’s written consent thereto, which consent shall not be unreasonably withheld. Without limiting the generality of Section 2.4(c)(ii), this Section 10.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b) Waiver. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, BORROWER AGREES THAT IT SHALL NOT SEEK FROM COLLATERAL AGENT OR ANY LENDER UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

(c) Survival; Defense. The obligations in this Section 10.3 shall survive payment of all other Obligations pursuant to Section 12.8. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person’s reasonable discretion, at the sole cost and expense of Borrower. All amounts owing under this Section 10.3 shall be paid within thirty (30) days after written demand.

11. Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, by prepaid nationally recognized overnight courier, or by prepaid facsimile to Borrower or to Lender, as the case may be, at their respective addresses set forth below:

If to Borrower:	CeriBell, Inc. 360 N Pastoria Avenue Sunnyvale, CA 94085 Attention: President of the Company
If to Horizon:	Horizon Technology Finance Corporation ########### ########### Attention: ########### Fax: ########### Ph: ###########
If to SVB:	Silicon Valley Bank, a division of First-Citizens Bank & Trust Company ########### ########### Attn: ########### Email: ###########

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

12. General Provisions.

12.1 Successors and Assigns. This Agreement and the Loan Documents shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, neither this Agreement nor any rights hereunder may be assigned by Borrower without each Lender’s prior written consent, which consent may be granted or withheld in such

Lender’s sole discretion. Subject to the Lender Intercreditor Agreement, each Lender shall have the right without the consent of or notice to Borrower to sell, transfer, assign, negotiate, or grant participations in all or any part of, or any interest in such Lender’s rights and benefits hereunder. Collateral Agent and each Lender may disclose the Loan Documents and any other financial or other information relating to Borrower to any potential participant or assignee of any of the Loans; provided that such participant or assignee agrees to protect the confidentiality of such documents and information using the same measures that it uses to protect its own confidential information. Collateral Agent, acting solely for this purpose as an agent of Borrower, shall maintain a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the loans or other obligations under the Loan Documents (the “Participant Register”); provided that no lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a Participant’s interest in any commitments, loans, its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

12.2 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

12.3 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

12.4 Entire Agreement; Construction; Amendments and Waivers.

(a) Entire Agreement. This Agreement and each of the other Loan Documents, taken together, constitute and contain the entire agreement among Borrower, Collateral Agent and Lenders, and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. Borrower acknowledges that it is not relying on any representation or agreement made by Collateral Agent, any Lender or any employee, attorney or agent thereof, other than the specific agreements set forth in this Agreement and the Loan Documents.

(b) Construction. This Agreement is the result of negotiations between and has been reviewed by each of Borrower, Collateral Agent and Lenders as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower, Collateral Agent or any Lender. Borrower, Collateral Agent and Lenders agree that they intend the literal words of this Agreement and the other Loan Documents and that no parol evidence shall be necessary or appropriate to establish Borrower’s, Collateral Agent’s or any Lender’s actual intentions.

(c) Amendments and Waivers. Any and all discharges or waivers of, or consents to any departures from any provision of this Agreement or of any of the other Loan Documents shall not be effective without the written consent of each Lender; provided that no such discharge, waiver or consent affecting the rights or duties of the Collateral Agent under this Agreement or any other Loan Document shall be effective without the written consent of the Collateral Agent. Any and all amendments and modifications of this Agreement or of any of the other Loan Documents shall not be effective without the written consent of each Lender and Borrower; provided that no such amendment or modification affecting the rights or duties of the Collateral Agent under this Agreement or any other Loan Document shall be effective without the written consent of the Collateral Agent. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent affected in accordance with this Section 12.4 shall be binding upon Collateral Agent, Lenders and on Borrower.

12.5 Reliance by Lenders. All covenants, agreements, representations and warranties made herein by Borrower shall be deemed to be material to and to have been relied upon by Collateral Agent and each Lender, notwithstanding any investigation by Collateral Agent or any Lender.

12.6 No Set-Offs by Borrower. All sums payable by Borrower pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

12.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts (including signatures delivered by facsimile or other electronic means), each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

12.8 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations (other than inchoate indemnity obligations) or any Lender’s commitment to fund remain outstanding. The obligations of Borrower to indemnify Collateral Agent and each Lender with respect to the expenses, damages, losses, costs and liabilities described in Section 10.3 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Collateral Agent or any Lender have run.

13. Relationship of Parties. Borrower and Lenders acknowledge, understand and agree that the relationship between Borrower, on the one hand, and each Lender, on the other, is, and at all times shall remain solely that of a borrower and lender. No Lender shall, under any circumstances, be construed to be a partner or a joint venturer of Borrower or any of its Affiliates; nor shall any Lender, under any circumstances, be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or any of its Affiliates, or to owe any fiduciary duty or any other duty to Borrower or any of its Affiliates. Except to the extent set forth herein or in any of the Loan Documents, neither Collateral Agent nor any Lender undertakes or assumes any responsibility or duty to Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform Borrower or any of its Affiliates of any matter in connection with its or their Property, any Collateral held by Collateral Agent or any Lender or the operations of Borrower or any of its Affiliates. Borrower and each of its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Collateral Agent or any Lender in connection with such matters is solely for the protection of Collateral Agent and each Lender and neither Borrower nor any Affiliate is entitled to rely thereon.

14. Confidentiality. All information (other than periodic reports filed by Borrower with the Securities and Exchange Commission) disclosed by Borrower to Collateral Agent or any Lender in writing or through inspection pursuant to this Agreement shall be considered confidential. Collateral Agent and each Lender agree to use the same degree of care to safeguard and prevent disclosure of such confidential information as Collateral Agent and such Lender use with their own confidential information, but in any event no less than a reasonable degree of care. Neither Collateral Agent nor any Lender shall disclose such information to any third party (other than (a) to another party hereto, (b) to Collateral Agent’s or any Lender’s members, partners, attorneys, governmental regulators (including any self-regulatory authority) or auditors, (c) to Collateral Agent’s or any Lender’s subsidiaries and affiliates, (d) on a confidential basis, to any rating agency, (e) to prospective transferees and purchasers of the Loans or any actual or prospective party (or its Affiliates) to any swap, derivative or other transaction under which payments are to be made by reference to the Obligations, Borrower, any Loan Document or any payment thereunder, all subject to the same confidentiality obligation set forth herein or (f) as required by law, regulation, subpoena or other order to be disclosed) and shall use such information only for purposes of evaluation of its investment in Borrower and the exercise of Collateral Agent’s or any Lender’s rights and the enforcement of its remedies under this Agreement and the other Loan Documents. The obligations of confidentiality shall not apply to any information that (i) was known to the public prior to disclosure by Borrower under this Agreement, (ii) becomes known to the public through no fault of Collateral Agent or any Lender, (iii) is disclosed to Collateral Agent or any Lender on a non-confidential basis by a third party or (iv) is independently developed by Collateral Agent or any Lender. Notwithstanding the foregoing, Collateral Agent’s and each Lender’s agreement of confidentiality shall not apply if Collateral Agent or any Lender has acquired indefeasible title to any Collateral or in connection with any enforcement or exercise of Collateral Agent’s or any Lender’s rights and remedies under this Agreement following an Event of Default, including the enforcement of Collateral Agent’s and Lender’s security interest in the Collateral.

15. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF BORROWER, COLLATERAL AGENT AND LENDERS HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN IN THE STATE OF NEW YORK. BORROWER, COLLATERAL AGENT AND LENDERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER:
CERIBELL, INC.

By:	/s/ Scott Blumberg
Name: Scott Blumberg
Title: Chief Financial Officer

LENDER:
HORIZON TECHNOLOGY FINANCE
CORPORATION

By:	/s/ Robert D. Pomeroy, Jr.
Name: Robert D. Pomeroy, Jr.
Title: Chief Executive Officer

FIRST-CITIZENS BANK & TRUST
COMPANY

By:	/s/ Matthew Perry
Name: Matthew Perry
Title: Managing Director

[SIGNATURE PAGE TO VENTURE LOAN AND SECURITY AGREEMENT]

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Disclosure Schedule
Exhibit B	Funding Certificate
Exhibit C	Form of Note
Exhibit D	Reserved
Exhibit E	Form of Officer’s Certificate

EXHIBIT A

DISCLOSURE SCHEDULE

[Provided separately]

EXHIBIT B

FUNDING CERTIFICATE

The undersigned, being the duly elected and acting of CERIBELL, INC., a Delaware corporation (“Borrower”), does hereby certify, solely in his or her capacity as an officer of Borrower and not in any individual capacity, to HORIZON TECHNOLOGY FINANCE CORPORATION (“Horizon”) and SILICON VALLEY BANK, A DIVISION OF FIRST-CITIZENS BANK & TRUST COMPANY (“SVB” and collectively with Horizon, “Lenders”) in connection with that certain Venture Loan and Security Agreement dated as of January __, 2024 by and among Borrower, Lenders and Horizon as Collateral Agent (the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

1.
The representations and warranties made by Borrower in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects (except with respect to any representation and warranty already containing a materiality qualifier, which representation and warranty shall be true and correct in all respects) as of the date hereof (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.
2.
No event or condition has occurred that would constitute a Default or an Event of Default under the Loan Agreement or any other Loan Document.
3.
Borrower is in compliance with the covenants and requirements contained in Sections 4, 6 and 7 of the Loan Agreement.
4.
All conditions referred to in Section 3 of the Loan Agreement to the making of the Loan to be made on or about the date hereof have been satisfied.
5.
No material adverse change in results of operations or financial condition of Borrower, whether or not arising from transactions in the ordinary course of business, has occurred.
6.
The proceeds for Loan [A/B/C/D/E/F/G/H/I/J/K/L/M] shall be disbursed as follows:

Disbursement from [Horizon/SVB]:

Loan Amount	$
Less:
Legal Fees	$
Balance of Commitment Fee	$
Net Proceeds due from [Horizon/SVB]:	$

7.
The aggregate net proceeds of Loan [A/B/C/D/E/F/G/H/I/J/K/L/M] in the amount of $_________________ shall be transferred by [Horizon/SVB] to Borrower’s account as follows:

Account Name:

Bank Name:

Bank Address:

Attention:

Telephone:

Account Number:

ABA Number:

8.
[LOANS A/B/C/D ONLY: A portion of aggregate net proceeds of Loan A, Loan B, Loan C and Loan D in the amount of $______________ shall be transferred by [Horizon/SVB] to Horizon Funding I, LLC’s account as follows:

Account Name:

Bank Name:

Bank Address:

Attention:

Telephone:

Account Number:

ABA Number:]

9.
[LOANS A/B/C/D ONLY: A portion of aggregate net proceeds of Loan A, Loan B, Loan C and Loan D in the amount of $______________ shall be transferred by [Horizon/SVB] to Horizon Funding Trust 2022-1’s account as follows:

Account Name:

Bank Name:

Bank Address:

Attention:

Telephone:

Account Number:

ABA Number:]

Dated: [_], 20[_]

BORROWER:

CERIBELL, INC.

By:

Name:

Title:

[Signature page to Funding Certificate]

EXHIBIT C

SECURED PROMISSORY NOTE

(Loan [A/B/C/D/E/F/G/H/I/J/K/L/M])

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, BORROWER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT [●], ADDRESS: 360 N PASTORIA AVENUE, SUNNYVALE, CA 94085.

$	Dated:	[	, 20	]

FOR VALUE RECEIVED, the undersigned, CERIBELL, INC., a Delaware corporation, (“Borrower”), HEREBY PROMISES TO PAY to [HORIZON TECHNOLOGY FINANCE CORPORATION, a Delaware corporation / SILICON VALLEY BANK, A DIVISION OF FIRST-CITIZENS BANK & TRUST COMPANY, a North Carolina stock corporation] (“Lender”) the principal amount of ____________ Dollars ($__________) or such lesser amount as shall equal the outstanding principal balance of Loan [_] (the “Loan”) made to Borrower by Lender pursuant to the Loan Agreement (as defined below), and to pay all other amounts due with respect to the Loan on the dates and in the amounts set forth in the Loan Agreement. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Loan Agreement.

Interest on the principal amount of this Note from the date of this Note shall accrue at the Loan Rate or, if applicable, the Default Rate, each as established in accordance with the Loan Agreement (as defined below). Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. If the Funding Date is not the first day of the month, interim interest accruing from the Funding Date through the last day of that month shall be paid on the first Business Day of the next calendar month. Commencing [_], 202[_], through and including [_], 202[_], on the first Business Day of each month (each an “Interest Payment Date”) Borrower shall make payments of accrued interest only on the outstanding principal amount of the Loan. Commencing on [_], 202[_], and continuing on the first Business Day of each month thereafter (each a “Principal and Interest Payment Date” and, collectively with each Interest Payment Date, each a “Payment Date”), Borrower shall make to Lender [_] ([_]) equal payments of principal in the amount of [______________] plus accrued interest on the then outstanding principal amount due hereunder. On the earliest to occur of (i) [_], 202[_], (ii) payment in full of the principal balance of the Loan or (iii) an Event of Default and demand by Lender of payment in full of the Loan, Borrower shall make a payment of [_] and 00/100 Dollars ($[_]) to Lender (the “Final Payment”). If not sooner paid, all outstanding amounts hereunder and under the Loan Agreement shall become due and payable on [_], 202[_].

Principal, interest and all other amounts due with respect to the Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement. The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

This Note is referred to in, and is entitled to the benefits of, the Venture Loan and Security Agreement dated as of [___], 2024 (the “Loan Agreement”), among Borrower, Lender and HORIZON TECHNOLOGY FINANCE CORPORATION, a Delaware corporation, as Collateral Agent. The Loan Agreement, among other things, (a) provides for the making of a secured Loan to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid, except as set forth in Section 2.3 of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Loan, interest on the Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all fees and expenses, including attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

Any reference herein to Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

This Note shall be governed by and construed under the laws of the State of New York. Borrower agrees that any action or proceeding brought to enforce or arising out of this Note may be commenced in the state or federal courts located within New York County in the State of New York.

[Remainder of page intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

CERIBELL, INC.

By:

Name:

Title:

EXHIBIT D

[Reserved]

EXHIBIT E

FORM OF OFFICER’S CERTIFICATE

TO:	HORIZON TECHNOLOGY FINANCE CORPORATION, as a Lender SILICON VALLEY BANK, A DIVISION OF FIRST-CITIZENS BANK & TRUST COMPANY, as a Lender
FROM:	CERIBELL, INC., as Borrower

The undersigned authorized officer (“Officer”) of CeriBell, Inc. (“Borrower”), on behalf of Borrower and not in any individual capacity, hereby certifies that in accordance with the terms and conditions of the Venture Loan and Security Agreement dated as of [_________], 2024 by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),

(a) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below;

(b) There are no existing Events of Default that have not been waived by Lender, except as noted below;

(c) Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

(d) Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports, Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement;

(e) No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.

Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Borrower and not in any individual capacity, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year‑end audit adjustments as to the interim financial statements.

Please indicate compliance status since the last Officer’s Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies
1)	Financial statements	Monthly within 30 days		Yes	No	N/A
2)	Borrowing Base Certificate	Monthly within 30 days		Yes	No	N/A
3)	Annual (CPA Audited) statements	Within 270 days after FYE		Yes	No	N/A
4)	Annual Financial Projections/Budget (prepared on a monthly basis)	Annually (within 30 days after FYE), and when revised		Yes	No	N/A
5)	A/R & A/P agings	Monthly within 30 days		Yes	No	N/A
6)	8‑K, 10‑K and 10‑Q Filings	If applicable, within 5 days of filing		Yes	No	N/A
7)	Officer’s Certificate	Monthly within 30 days		Yes	No	N/A
8)	IP Report	When required due to new IP filings		Yes	No	N/A
9)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period	$___________________
10)	Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period	$___________________

Deposit and Securities Accounts: (Please list all accounts; attach separate sheet if additional space needed)

	Institution Name	Account Number	New Account?		Account Control Agreement in place?
1)			Yes	No	Yes	No
2)			Yes	No	Yes	No
3)			Yes	No	Yes	No
4)			Yes	No	Yes	No

Financial Covenants

Covenant	Requirement	Actual	Compliance
Trailing Six Month Revenue in excess of Net Indebtedness (Section 6.12)	[$_________]	[$________]	Yes	No
Aggregate cash on deposit with SVB and SVB’s Affiliates (Section 6.13)	[$_________]	[$________]	Yes	No

Insight EEG

1)	Does Insight EEG hold cash and Cash Equivalents with an aggregate fair market value exceeding Five Hundred Thousand Dollars ($500,000)? If so, please advise on such amount: $_____________	Yes	No
2)	Has Borrower made Investments into Insight EEG on and from the Closing Date exceeding Five Hundred Thousand Dollars ($500,000)? If so, please advise on such amount: $_____________	Yes	No

Other Matters

If the response to any of the below is “Yes”, please provide an explanation of the circumstances giving rise to such “Yes” response on an attachment hereto.

1)	Have there been any changes in Borrower’s chief executive officer or chief financial officer since the last Officer’s Certificate?	Yes	No
2)	Has there been any transfers/sales/disposals/retirement or relocation of Collateral or IP prohibited by the Loan Agreement?	Yes	No
3)	Have there been any new or pending claims or causes of action against Borrower that involve more than One Hundred Thousand Dollars ($100,000.00)?	Yes	No
4)	Has any material IP been abandoned, forfeited or dedicated to the public since the last Officer’s Certificate?	Yes	No
5)	Has any Default or Event of Default occurred that has not been waived by Lender since the last Officer’s Certificate?	Yes	No
6)

Has Borrower sold new shares of equity or made adjustments to existing shares of equity (other than the granting of options in the ordinary course of business)? If yes, please provide applicable supporting documentation.

		Yes	No
7)	Has any direct or indirect Subsidiary been formed since the last Officer’s Certificate?	Yes	No
8)	Has any piece of a Borrower’s property been subject to a Lien (other than the lien of Lender pursuant to the Loan Agreement) since the date of the last Officer’s Certificate?	Yes	No
9)	Has any Borrower or any Subsidiary incurred any Indebtedness since the date of the last Officer’s Certificate?	Yes	No
10)	Has Borrower or any Subsidiary made any Investment since the date of the last Officer’s Certificate?	Yes	No

Exceptions: Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

CERIBELL, INC.

By
Name:
Title:
Date: